Filed Pursuant to Rule 424(b)(3)
Registration No. 333-235780

PROSPECTUS SUPPLEMENT NO. 1

To Prospectus dated February 10, 2020

9,321,593 Shares of Common Stock

This prospectus supplement no. 1 supplements the prospectus dated February 10, 2020, or the Prospectus, relating to the proposed resale or other disposition from time to time of up to 9,321,593 shares of DermTech, Inc., or the Company, common stock, $0.0001 par value per share, or the Common Stock, as follows: (i) an aggregate of up to 8,565,893 shares of Common Stock held by parties to the Registration Rights Agreement (as defined in the Prospectus), of which 3,076,925 shares of Common Stock were issued in connection with a private placement, or the PIPE Financing, consummated in connection with the Company’s Business Combination (as defined in the Prospectus); (ii) an aggregate of up to 615,385 shares of Common Stock that are issuable upon the conversion of outstanding shares of the Series A Convertible Preferred Stock of the Company that were issued to certain parties to the Registration Rights Agreement in connection with the PIPE Financing; and (iii) an aggregate of up to 140,315 shares of Common Stock underlying certain outstanding warrants, or the Warrants, that were issued in connection with the Warrant Agreement (as defined in the Prospectus) and are held by certain selling securityholders. The Company is not selling any securities under the Prospectus and will not receive any of the proceeds from the sale of securities by the selling securityholders, except that the Company may receive up to approximately $3,227,245 in aggregate gross proceeds from the exercise of the Warrants, if the Warrants are exercised for cash (and, as applicable, not on a cashless basis), based on the per share exercise price of the Warrants.

This prospectus supplement incorporates into the Prospectus the information contained in our attached current report on Form 8-K, which was filed with the Securities and Exchange Commission on March 2, 2020.

You should read this prospectus supplement in conjunction with the Prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

The selling securityholders or their assignees or successors-in-interest may offer and sell the shares of Common Stock described in the Prospectus in a number of different ways and at varying prices. We provide more information about how a selling securityholder may sell its shares of Common Stock in the section titled “Plan of Distribution” appearing in the Prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DMTK.” On February 28, 2020, the last reported sale price of our Common Stock was $11.97 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE

SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE

6 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 2, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2020, DermTech, Inc., or the Company, entered into a securities purchase agreement, or the Purchase Agreement, with certain institutional investors, or the Investors, for a private placement of the Company’s equity securities, or the Private Placement. Cowen and Company, LLC served as lead placement agent for the Private Placement, with William Blair & Company, L.L.C. acting as joint placement agent. Lake Street Capital Markets, LLC acted as co-placement agent.

The Private Placement will consist of 2,467,724 shares of common stock, or the Common Shares, at a price of $10.50 per share, 3,198.9419 shares of Series B-1 Convertible Preferred Stock, or the Series B-1 Shares, at a price of $10,500 per share, and 523.8094 shares of Series B-2 Convertible Preferred Stock, or the Series B-2 Shares, at a price of $10,500 per share, for aggregate gross proceeds of approximately $65.0 million, and net proceeds to the Company of approximately $60.0 million, after deducting estimated offering expenses payable by the Company. The closing of the Private Placement is expected to take place on or about March 4, 2020, and is subject to customary closing conditions. The Series B-1 Shares and Series B-2 Shares are collectively referred to herein as the Preferred Shares.

Prior to the closing of the Private Placement, the Company plans to designate (i) 3,200 shares of its authorized and unissued preferred stock as Series B-1 Convertible Preferred Stock by filing the Series B-1 Certificate of Designation with the Delaware Secretary of State and (ii) 525 shares of its authorized and unissued preferred stock as Series B-2 Convertible Preferred Stock by filing the Series B-2 Certificate of Designation with the Delaware Secretary of State.

Each Series B-1 Share will be convertible into 1,000 shares of Company common stock, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock, or the Series B-1 Certificate of Designation. Each Series B-1 Share will automatically convert into Company common stock on the first trading day after the approval of the Private Placement by the stockholders of the Company, or the Stockholder Approval, which the Company has agreed to seek at a stockholder meeting to be held on or before June 30, 2020. The Company will not undertake any conversion of the Series B-1 Convertible Preferred Stock, and no stockholder will have the right to convert any portion of its Series B-1 Convertible Preferred Stock, until after the Company obtains the Stockholder Approval.

Each Series B-2 Share will be convertible into 1,000 shares of Company common stock, subject to adjustment as provided in the Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock, or the Series B-2 Certificate of Designation. Each Series B-2 Share will be convertible into Company common stock at the option of the holder, provided that conversion will be prohibited (i) until the first trading day after the Stockholder Approval and (ii) following the Stockholder Approval, if, as a result of any such conversion, the holder would beneficially own in excess of 9.99% of the total number of shares of Company common stock outstanding immediately after giving effect to such conversion. We refer to the conversion limitation described in clause (ii) of the preceding sentence as the Beneficial Ownership Limitation. A holder of Series B-2 Shares may reset the Beneficial Ownership Limitation to a higher or lower number upon providing written notice to the Company. Any such notice providing for an increase to such Holder’s Beneficial Ownership Limitation will be effective on the 61st day after its delivery to the Company.

The Preferred Shares will have no voting rights, except as required by law and except that (i) the consent of the holders of a majority of the then outstanding Series B-1 Shares is required to amend the terms of the Series B-1 Certificate of Designation and (ii) the consent of the holders of a majority of the then outstanding Series B-2 Shares is required to amend the terms of the Series B-2 Certificate of Designation. The holders of the Preferred Shares are entitled to receive dividends on an as-converted basis with the holders of the Company’s common stock, when, as and if such dividends are paid on the Company’s common stock. In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Preferred Shares will participate pari passu with the holders of the Company’s common stock, on an as-converted basis.

The Common Shares will be identical to all other shares of Company common stock, but the Purchase Agreement prohibits the Investors and any transferees from voting the Common Shares on any proposal for the Stockholder Approval.

The Purchase Agreement provides that the Company will enter into a registration rights agreement, or the Registration Rights Agreement, with the Investors at the closing of the Private Placement that requires the Company to register the resale of the Common Shares and the shares of Company common stock underlying the Preferred Shares. The Registration Rights Agreement provides that the Company shall prepare and file a registration statement with the Securities and Exchange Commission, or the SEC, within 60 days of the closing of the Private Placement, and use commercially reasonable efforts to have such registration statement declared effective within 90 days if there is no review by the SEC, or within 120 days in the event of such a review.

The Common Shares and the Preferred Shares were offered and will be issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. Each Investor represented that it is an accredited investor and that it is acquiring the Common Shares, Series B-1 Shares and Series B-2 Shares, as applicable, for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the Securities Act or any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the proceeds from the Private Placement for working capital and general corporate purposes, including to support commercialization of its pigmented lesion assay and to accelerate pipeline development.

The above descriptions of the material terms of the Private Placement, the Purchase Agreement, the Registration Rights Agreement, the Series B-1 Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Form of Registration Rights Agreement, the Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation, which are filed as Exhibits 10.1, 10.2, 3.1 and 3.2, respectively, to this Current Report on Form 8-K, or this Current Report, and which are incorporated herein by reference. The representations, warranties and covenants made by the Company in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to investors. Moreover, such representations, warranties and covenants were made as of February 28, 2020. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

On March 2, 2020, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with the announcement of the Private Placement is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report nor the inclusion in the press release of a reference to the Company’s website shall, under any circumstances, be deemed to incorporate the information available on the Company’s website into this Current Report. The information available at the Company’s website is not part of this Current Report or any other report filed by the Company with the SEC.

Forward Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to: the proceeds, closing and use of proceeds of the Private Placement; the Stockholder Approval and the conversion of the Preferred Shares; the registration with the SEC for resale of the Common Shares and shares of Company common stock underlying the Preferred Shares; the commercialization of the Company’s pigmented lesion assay; and the rate of development of the Company’s product pipeline. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of the Company and the Investors to satisfy the conditions to closing for the Private Placement; (2) the Company’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for the Company’s tests; (4) the reimbursement of the Company’s tests by Medicare and private payors; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for the Company’s products; (6) the Company’s ability to grow, manage growth and retain its key employees; (7) changes in applicable laws or regulations; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) the market adoption and demand for the Company’s products and services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties included in (x) the “Risk Factors” section of the most recent Quarterly Report on Form 10-Q filed by the Company with the SEC, and (y) other documents filed or to be filed by the Company with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock.

3.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated February 28, 2020, by and among the Company and the Investors identified on the signature pages thereto.

10.2	Form of Registration Rights Agreement.

99.1	Press Release dated March 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: March 2, 2020	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer

Exhibit 3.1

DERMTECH, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B-1 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, John Dobak and Kevin Sun, do hereby certify that:

1. They are the President and Secretary, respectively, of DermTech, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, 1,230.77 of which are issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of up to 3,200 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a new series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Automatic Conversion” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Original Issuance Date” means the date of the “Closing” as defined in the Securities Purchase Agreement.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into on or about March [__], 2020, by and among the Corporation and the signatories thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of the Conversion Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement entered into on or about February 28, 2020, by and among the Corporation and the purchasers thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Stated Value” shall have the meaning set forth in Section 2.

“Stockholder Approval” means such approval as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), from the stockholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the approval of the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the execution date of the Securities Purchase Agreement.

“Subsidiary” means any direct or indirect subsidiary of the Corporation formed or acquired before or after the date of the Securities Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(d).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, an OTC market place or the OTCMarkets (or any successors to any of the foregoing).

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“Transaction Documents” means the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent for the Common Stock, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock of the Corporation shall be designated as the Series B-1 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 3,200 (which shall not be subject to increase without the written consent of the holders (each, a “Holder” and collectively, the “Holders”) of a majority of the then outstanding shares of Preferred Stock). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $10,500.00 (the “Stated Value”).

Section 3. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the Delaware General Corporation Law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Preferred Stock, (a) (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (ii) alter or amend this Certificate of Designation, or (iii) amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Corporation, or file any certificate of amendment or certificate of designations of preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the powers, preferences or rights of the Preferred Stock in a manner materially different than the effect of such actions on the Common Stock (regardless, in the case of clause (i), (ii) or (iii), of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation of the Corporation or by merger, consolidation or otherwise), (b) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock or (c) enter into any agreement with respect to any of the foregoing.

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Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking senior to the Preferred Stock upon liquidation, the Holders of the Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis without regard to any limitation in Section 6 on the conversion of this Preferred Stock) in the net assets of the Corporation. The Corporation shall mail written notice of any such Liquidation to each Holder.

Section 6. Conversion.

a) No Optional Conversion. The Preferred Stock shall only be convertible upon receipt of Stockholder Approval and pursuant to an Automatic Conversion (as defined below). The Preferred Stock shall not be convertible at the option of the Holder. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-1 Convertible Preferred Stock.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $10.50, subject to adjustment herein (the “Conversion Price”).

c) Automatic Conversion. Notwithstanding anything herein to the contrary, on the first Trading Day after the Corporation obtains Stockholder Approval, all outstanding shares of Preferred Stock shall automatically be converted into such number of shares of Common Stock as determined by dividing the Stated Value by the Conversion Price then in effect (the “Automatic Conversion”). Upon the occurrence of such Automatic Conversion, the Holder shall promptly surrender any certificates representing such shares at the office of the Corporation or the Transfer Agent. On the date such Automatic Conversion takes place, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the Holder and whether or not any certificates representing such shares are surrendered to the Corporation or the Transfer Agent; provided, however, that in the case of converting shares of Preferred Stock then held in certificated form, the Corporation shall not be obligated to issue certificates evidencing the applicable Conversion Shares unless either (i) the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or the Transfer Agent or (ii) the Holder notifies the Corporation or the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of such Automatic Conversion, each Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that any certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation or that any such certificates evidencing such Conversion Shares shall not then be actually delivered to such Holder. Provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (and subject to Section 6(e)(i)), the Holder may provide written notice to the Corporation that the applicable Conversion Shares be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”).

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d) Conversion and Issuance Limitations. Until the Corporation has obtained Stockholder Approval, (i) the Preferred Stock shall not be convertible and (ii) the Corporation may not issue any Conversion Shares.

e) Mechanics of Automatic Conversion

i. Delivery of Book-Entry Statement Upon Automatic Conversion. Not later than three (3) Trading Days after the date of the Automatic Conversion, the Corporation shall (A) deliver, or cause to be delivered, to the converting Holder a book-entry statement evidencing the number of Conversion Shares being acquired upon the Automatic Conversion (or, subject to Section 6(c), a stock certificate representing such Conversion Shares upon request of the Holder), which, on or after the earlier of (i) the Effective Date or (ii) the twelve-month anniversary of the Original Issuance Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Securities Purchase Agreement or applicable law) or (B) in the case of an election for DWAC Delivery (which shall be available if, and only if, on the date of the Automatic Conversion neither restrictive legends nor trading restrictions are then required by the Securities Purchase Agreement or applicable law), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system.

ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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iv. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions

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and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 11099 N. Torrey Pines Road #100, La Jolla, CA 92037 Attention: John Dobak, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such email address, facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Securities

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Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address set forth in this Section, (ii) the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (iii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iv) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

b) Book-Entry; Certificates. The Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Preferred Stock. To the extent that any shares of Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in Court of Chancery of the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Chancery Courts, or such Delaware Chancery Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-1 Convertible Preferred Stock.

j) Redemption. The Preferred Stock is not redeemable.

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Section 9. Fractional Shares. Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this [___] day of March, 2020.

Name: John Dobak	Name: Kevin Sun
Title: President	Title: Secretary

Exhibit 3.2

DERMTECH, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B-2 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, John Dobak and Kevin Sun, do hereby certify that:

1. They are the President and Secretary, respectively, of DermTech, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, 1,230.77 of which are issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of up to 525 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a new series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

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“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issuance Date” means the date of the “Closing” as defined in the Securities Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into on or about March [__], 2020, by and among the Corporation and the signatories thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of the Conversion Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement entered into on or about February 28, 2020, by and among the Corporation and the purchasers thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall have the meaning set forth in Section 2.

“Stockholder Approval” means such approval as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), from the stockholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the approval of the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the execution date of the Securities Purchase Agreement.

“Subsidiary” means any direct or indirect subsidiary of the Corporation formed or acquired before or after the date of the Securities Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(d).

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“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, an OTC market place or the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent for the Common Stock, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock of the Corporation shall be designated as the Series B-2 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 525 (which shall not be subject to increase without the written consent of the holders (each, a “Holder” and collectively, the “Holders”) of a majority of the then outstanding shares of Preferred Stock). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $10,500.00 (the “Stated Value”).

Section 3. Dividends.

Subject to the limitations set forth in Section 7(c), Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the Delaware General Corporation Law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Preferred Stock, (a) (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (ii) alter or amend this Certificate of Designation, subject to the restriction on amending the Beneficial Ownership Limitation set forth in Section 6(e), or (iii) amend or repeal

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any provision of, or add any provision to, the certificate of incorporation or bylaws of the Corporation, or file any certificate of amendment or certificate of designations of preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the powers, preferences or rights of the Preferred Stock in a manner materially different than the effect of such actions on the Common Stock (regardless, in the case of clause (i), (ii) or (iii), of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation of the Corporation or by merger, consolidation or otherwise), (b) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock or (c) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking senior to the Preferred Stock upon liquidation, the Holders of the Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis without regard to any limitation in Section 6 on the conversion of this Preferred Stock) in the net assets of the Corporation. The Corporation shall mail written notice of any such Liquidation to each Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. The Preferred Stock shall only be convertible on or following the first Trading Day after the Corporation obtains Stockholder Approval. On or following the first Trading Day after the Corporation obtains Stockholder Approval, the Preferred Stock shall be convertible at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by electronic mail (with receipt confirmed) or by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. Provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (and subject to Section 6(d)(i)), the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender any

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certificates representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted (a “Full Conversion”), in which case such Holder shall deliver to the Corporation any such certificates representing such shares of Preferred Stock promptly following the Conversion Date at issue. In the event of a Full Conversion, if the converting shares of Preferred Stock are then held in certificated form, the Corporation shall not be obligated to issue certificates evidencing the applicable Conversion Shares unless either (i) the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or the Transfer Agent or (ii) the Holder notifies the Corporation or the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-2 Convertible Preferred Stock.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $10.50, subject to adjustment herein (the “Conversion Price”).

c) Conversion and Issuance Limitations. Notwithstanding any other terms set forth herein, until the Corporation has obtained Stockholder Approval, (i) the Preferred Stock shall not be convertible and (ii) the Corporation may not issue any Conversion Shares.

d) Mechanics of Conversion

i. Delivery of Book-Entry Statement Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall (A) deliver, or cause to be delivered, to the converting Holder a book-entry statement evidencing the number of Conversion Shares being acquired upon the conversion of shares of Preferred Stock (or, subject to Section 6(a), a stock certificate representing such Conversion Shares upon request of the Holder), which, on or after the earlier of (i) the Effective Date or (ii) the twelve-month anniversary of the Original Issuance Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Securities Purchase Agreement or applicable law) or (B) in the case of an election for DWAC Delivery (which shall be available if, and only if, on the applicable Conversion Date neither restrictive legends nor trading restrictions are then required by the Securities Purchase Agreement or applicable law), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such book-entry statement (or stock certificate, if applicable) is not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its electronic receipt of such book-entry statement (or stock certificate, if applicable) for Conversion Shares, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Preferred Stock unsuccessfully tendered for conversion to the Corporation.

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ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

e) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made,

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but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(e) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. Notwithstanding the foregoing, by written notice to the Corporation, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage; provided that such notice shall not be required in the event of a Fundamental Transaction (as defined below). Upon such a change by a Holder to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum 61-day notice required by this Section 6(e) (except in the event of a Fundamental Transaction). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements

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necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock. The determination of whether the conversion of shares of Preferred Stock into Common Stock is permitted under this Section 6(e) shall be made by the record holder of such shares of Preferred Stock in such record holder’s sole discretion, and the submission of a Notice of Conversion shall be conclusively deemed to constitute such record holder’s determination that the conversion of the shares of Preferred Stock identified in such Notice of Conversion is permitted under this Section 6(e).

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”)

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receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

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Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 11099 N. Torrey Pines Road #100, La Jolla, CA 92037 Attention: John Dobak, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such email address, facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Securities Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address set forth in this Section, (ii) the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (iii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iv) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

b) Book-Entry; Certificates. The Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Preferred Stock. To the extent that any shares of Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in Court of Chancery of the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Chancery Courts, or such Delaware Chancery Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-2 Convertible Preferred Stock.

j) Redemption. The Preferred Stock is not redeemable.

Section 9. Fractional Shares. Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this [    ] day of March, 2020.

Name: John Dobak Title: President	Name: Kevin Sun Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B-2 Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of DermTech, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Securities Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: ________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price: ____________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name: Title:

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 28, 2020 by and among DermTech, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement: (i) that aggregate number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 2,467,724 shares of Common Stock (the “Common Shares”)), (ii) that aggregate number of shares of Series B-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-1 Preferred Stock”), of the Company, if any, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 3,198.9419 shares of Series B-1 Preferred Stock (the “Series B-1 Shares”)) and (iii) that aggregate number of shares of Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, collectively referred to herein as the “Preferred Stock”), of the Company, if any, set forth below such Purchaser’s name on the signature page of this Agreement (which aggregate amount for all Purchasers together shall be 523.8094 shares of Series B-2 Preferred Stock (the “Series B-2 Shares” and, together with the Series B-1 Shares, collectively referred to herein as the “Preferred Shares”)) (the shares of Common Stock issuable upon conversion of the Preferred Stock collectively are referred to herein as the “Underlying Shares”).

C. The Common Shares, Preferred Shares and Underlying Shares collectively are referred to herein as the “Shares”.

D. The Company has engaged Cowen and Company, LLC to act as lead placement agent (the “Placement Agent”) and William Blair & Company, LLC and Lake Street Capital Markets, LLC as co-placement agents (the “Co-Placement Agents”) for the offering of the Shares on a “reasonable efforts” basis.

E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Accredited Investor Questionnaire” means the Accredited Investor Questionnaire set forth as Exhibit D hereto.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties or any officer, director or employee of the Company or any of its Subsidiaries acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificates of Designation” means, collectively, the Series B-1 Certificate of Designation and the Series B-2 Certificate of Designation.

“Closing” means the closing of the purchase and sale of the Shares on the Closing Date pursuant to Section 2.1.

“Closing Bid Price” means, for any security as of any date: (a) the last reported closing bid price per share for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or, (b) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 p.m., New York City time, as reported by Bloomberg Financial Markets, or (c) if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, (d) if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the OTCMarkets Pink Open Market. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder of such security. If the Company and such holder are unable to agree upon the fair market value of such security, then the Board of Directors shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding on all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Common Stock Purchase Price” means $10.50 per share of Common Stock.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at 3580 Carmel Mountain Road, Suite 300, San Diego, CA 92130.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the officers of the Company having responsibility for the matter or matters that are the subject of the statement, after reasonable inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means any event pursuant to which (i) the Company effects (A) any merger of the Company with (but not into) another Person, in which stockholders of the Company immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, or (B) any merger or consolidation of the Company into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer approved or authorized by the Company’s Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 6.14 below or as a result of a transaction, the primary purpose of which is to change the jurisdiction of incorporation of the Company).

“GAAP” means U.S. generally accepted accounting principles.

“Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s debts as they become due, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (c) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Material Adverse Effect” means a material adverse effect on the results of operations, stockholders’ equity, assets, prospects, business or financial condition of the Company and its Subsidiaries taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. or applicable foreign economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, or (ii) effects caused by earthquakes, floods, hurricanes, wildfires or other large-scale natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof.

“Material Contract” means any contract of the Company or a subsidiary of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means the tenth (10th) Business Day following the date of this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened, before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Required Approvals” has the meaning set forth in Section 3.1(e) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Report” has the meaning set forth in Section 3.1(h) hereof.

“Series B-1 Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of the State of Delaware, in the form of Exhibit E attached hereto.

“Series B-1 Purchase Price” means $10,500.00 per share of Series B-1 Preferred Stock.

“Series B-2 Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of the State of Delaware, in the form of Exhibit F attached hereto.

“Series B-2 Purchase Price” means $10,500.00 per share of Series B-2 Preferred Stock.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” means such approval as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the date hereof.

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for all Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Trading Affiliate” means an Affiliate of a Purchaser who (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Shares, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTCMarkets), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCMarkets), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCMarkets, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the OTCMarkets Pink Open Market (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCMarkets on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street 30th Floor, New York, NY 10004-1561, and a telephone number of (212) 509-4000, or any successor transfer agent for the Company.

ARTICLE II

PURCHASE AND SALE

Section 2.1 Closing.

(a) Amount of Shares Issued. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company: (1) such number of Common Shares equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser attributable to the Common Shares as indicated below such Purchaser’s name on its signature page to this Agreement by (ii) the Common Stock Purchase Price, rounded down to the nearest whole Common Share; (2) such number of Series B-1 Shares equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser attributable to the Series B-1 Shares as indicated below such Purchaser’s name on its signature page to this Agreement by (ii) the Series B-1 Purchase Price; and (3) such number of Series B-2 Shares equal to the quotient resulting from dividing (i) the Subscription Amount for such Purchaser attributable to the Series B-2 Shares as indicated below such Purchaser’s name on its signature page to this Agreement by (ii) the Series B-2 Purchase Price.

(b) Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 on the Closing Date or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. Except as may otherwise be agreed to among the Company and one or more of the Purchasers, on or prior to the Business Day immediately prior to the Closing Date, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, to a bank account designated in writing by the Company to such Purchaser at least one Business Day prior to the Closing Date.

(d) Delivery of Shares. On the Closing Date, upon receipt of the aggregate Subscription Amount, the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser evidence of such Purchaser’s book-entry statement, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing (1) the number of Common Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares of Common Stock to be Acquired”, (2) the number of Series B-1 Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares of Series B-1 Preferred Stock to be Acquired”, and (3) the number of Series B-2 Shares such Purchaser is purchasing as is set forth on such Purchaser’s signature page to this Agreement next to the heading “Number of Shares of Series B-2 Preferred Stock to be Acquired”; provided that, notwithstanding anything in this Agreement to the contrary and as may be agreed to among the Company and one or more Purchasers, a Purchaser shall not be required to wire its Subscription Amount until it confirms receipt of a book-entry statement from the Transfer Agent evidencing the issuance of the Shares to such Purchaser on and as of the Closing Date.

Section 2.2 Closing Deliveries.

(a) Company Deliverables. On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) a legal opinion of Company Counsel, dated as of the Closing Date and in substantially the form attached hereto as Exhibit B, executed by such counsel and addressed to the Purchasers, the Placement Agent and the Co-Placement Agents;

(ii) the Registration Rights Agreement, duly executed by the Company;

(iii) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to deliver, concurrently with the Closing, a book-entry statement evidencing (1) a number of Common Shares equal to such Purchaser’s Subscription Amount attributable to the Common Shares (as indicated on such Purchaser’s signature page hereto) divided by the Common Stock Purchase Price, registered in the name of such Purchaser and free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), (2) a number of Series B-1 Shares equal to such Purchaser’s Subscription Amount attributable to the Series B-1 Shares (as indicated on such Purchaser’s signature page hereto) divided by the Series B-1 Purchase Price, registered in the name of such Purchaser and free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), and (3) a number of Series B-2 Shares equal to such Purchaser’s Subscription Amount attributable to the Series B-2 Shares (as indicated on such Purchaser’s signature page hereto) divided by the Series B-2 Purchase Price, registered in the name of such Purchaser and free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof);

(iv) the Compliance Certificate referred to in Section 5.1(h);

(v) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit G (the “Secretary’s Certificate”), dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (B) certifying the current versions of the certificate of incorporation, as amended, and bylaws, as amended, of the Company and (C) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi) evidence from the Secretary of State of the State of Delaware that the Certificates of Designation have been filed with the Secretary of State of the State of Delaware as of the Closing Date and have become effective as of the Closing Date; and

(vii) a certificate of good standing of the Company from the Secretary of State of the State of Delaware dated within 5 business days of the Closing Date.

(b) Purchaser Deliverables. On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company (or the Placement Agent in the case of clause (ii) below) the following, with respect to such Purchaser (the “Purchaser Deliverables”):

(i) its Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth as the “Purchase Price” indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer to a bank account designated by the Company;

(ii) the Registration Rights Agreement, duly executed by such Purchaser; and

(iii) a fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit D.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. Except as (i) set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (ii) disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers, the Placement Agent and the Co-Placement Agents:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate (or other applicable) power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted and, in the case of the Company, to enter into and to consummate the transactions contemplated by the Transaction Documents. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its certificate of incorporation or bylaws or other organizational documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; and no Proceeding has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate of incorporation or bylaws, each as amended, or other similar organizational documents of any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(e) Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, holder of outstanding securities of the Company or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement, (vi) the Stockholder Approval, (vii) the filing of the Certificates of Designation with the Secretary of State of the State of Delaware and (viii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer set forth in Section 4.1 hereof or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(g) Capitalization. The capitalization of the Company is as described in its SEC Report on Form 10-Q for the quarter ended September 30, 2019, except for issuances pursuant to this Agreement, stock option exercises, restricted stock unit delivery, issuances pursuant to equity incentive plans described in the SEC Reports or exercises of warrants, or issuances of warrants. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect stock option and warrant exercises, restricted stock unit delivery, and issuances of warrants that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as set forth on Schedule 3.1(g) or a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities which violation would have or would reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(h) SEC Reports; Disclosure Materials. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-235780) filed with the Commission on February 6, 2020 and the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports, together with the Disclosure Schedules, being collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect and would not have or reasonably be expected to result in any limitation or prohibition, or with respect to Rule 144 further delay, on the Company’s ability to register the Shares for resale on Form S-1 or any Purchaser’s ability to use Rule 144 to resell any Shares (it being acknowledged that the Company was formerly a shell company and that Rule 144 is not available for the resale of securities (including the Shares being acquired hereunder) initially issued by shell companies or issuers that have been at any time previously a shell company, until, among other requirements, at least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company, which information the Company filed with the Commission on September 5, 2019). As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports.

(i) Financial Statements. The consolidated financial statements (including the notes and schedules thereto) of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes or schedules thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects, for the Company and its consolidated Subsidiaries taken as a whole, their financial position as of the dates thereof and their results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, immaterial year-end audit adjustments.

(j) Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred, assumed or guaranteed any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in SEC Reports, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any capital stock or granted any options, warrants or other rights to purchase or obtain any of its capital stock to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports, (vi) there has not been any material change or material amendment to, any waiver of any material right by the Company under, or any termination of, any Material Contract under which the Company or any of its Subsidiaries is bound or subject, (vii) there has not occurred any material transfer, assignment, sale or other disposition of any of the assets shown or reflected in the consolidated balance sheet of the Company or any material cancellation, discharge or payment of any debts, liens or entitlements, (viii) none of the Company and its Subsidiaries has made any material capital investment in, or any material loan to, any Person, (ix) the Company has not adopted, entered into, modified or terminated any employee benefit plan or any material employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (x) the Company has not entered into a material new line of business or abandoned or discontinued any material existing line of business, and (xi) none of the Company and its Subsidiaries has entered into any contract or agreement to do any of the foregoing, or has taken any action or omission to act that would result in any of the foregoing. Except for the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(k) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document. During the past five years, neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. During the past five years, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(l) Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a labor union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer or key employee, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s Knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company or any of its Subsidiaries or any stock exchange listing rule, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(n) Regulatory Permits. The Company and each of its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted, except as set forth in the SEC Reports, or such that where the failure to possess such permits, individually or in the aggregate, has not and would not have or would not reasonably be expected to result in a Material Adverse Effect a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (“Material Permits”), and neither the Company nor any of its Subsidiaries has received any notice of Proceedings relating to the revocation or modification of any such Material Permits.

(o) Title to Assets. The Company and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it that is material to its business, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(p) Patents and Trademarks. To the Company’s Knowledge, the Company and each of its Subsidiaries owns, possesses, licenses or has other rights to use, all patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, trade secrets, inventions, copyrights, licenses, technology, know-how, proprietary processes, formulae, methodologies and other intellectual property rights and similar rights necessary or material for use in connection with its businesses as described in the SEC Reports and which the failure to do so would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the Company’s Knowledge, none of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the patent, trademark, copyright, trade secret or other proprietary rights of any Person. There is no pending or, to the Company’s Knowledge, threatened Proceeding or claim by any Person that the Company’s or any Subsidiary’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of another. To the Company’s Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights that would have or would reasonably be expected to result in a Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened Proceeding or claim by another Person challenging the Company’s or any Subsidiary’s rights in or to any material Intellectual Property Rights, or challenging inventorship, validity or scope of any such Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its and its Subsidiaries’ Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s Knowledge, any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any Person, which violations would have or would reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged (“Appropriate Insurance”). None of the Company or any of its Subsidiaries has received any written notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew its existing Appropriate Insurance coverage as and when such coverage expires or to obtain similar Appropriate Insurance coverage from similar insurers as may be necessary to continue its business without a material increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(s) Internal Accounting Controls. The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. Since January 1, 2018, (i) neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Subsidiary has engaged in questionable accounting or auditing practices, and (ii) to the Company’s Knowledge, no attorney representing the Company or any Subsidiary, whether or not employed by the Company or any Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of its officers, directors, employees or agents to the board of directors or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

(t) Sarbanes-Oxley; Disclosure Controls; ICOFR. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent and the Co-Placement Agents with respect to the offer and sale of the Shares (which fees are being paid by the Company). The Purchasers shall have no obligation with respect to any fees or with respect to any claim made by or on behalf of other Persons for fees of a type contemplated in this paragraph (u) pursuant to any agreement to which the Company is a party that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(v) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Principal Trading Market (including, without limitation, Nasdaq Listing Rule 5635(d)).

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(x) Registration Rights. Other than each of the Purchasers pursuant to the Registration Rights Agreement or as disclosed in Schedule 3.1(x), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all listing and maintenance requirements of the Principal Trading Market on the date hereof and the issuance of the Shares will not violate any such listing or maintenance requirements.

(z) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Purchasers’ ownership of the Shares.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated unless such integration would not have or reasonably be expected to result in a Material Adverse Effect.

(bb) Tax Matters. The Company and each of its Subsidiaries (i) has accurately and timely prepared and filed (or requested valid extensions thereof) all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to result in a Material Adverse Effect. The Company has not received notice of any unpaid taxes in any material amount claimed to be due by the Company or any Subsidiary by the taxing authority of any jurisdiction.

(cc) Environmental Matters. To the Company’s Knowledge, none of the Company or any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would have, individually or in the aggregate, a Material Adverse Effect; and there is no pending investigation or, to the Company’s Knowledge, investigation threatened in writing that might lead to such a claim.

(dd) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company, any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(ff) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial adviser or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares in violation of Regulation M under the Exchange Act, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent and the Co-Placement Agents in connection with the placement of the Shares.

(ii) PFIC Status. Neither the Company nor any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(jj) OFAC Status. Neither the Company nor any of its Subsidiaries is and, to the Company’s Knowledge, no director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(kk) FDA and Other Governmental Authorities. There is no legal or governmental proceeding to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject, including any proceeding before the United States Food and Drug Administration (“FDA”), the Centers for Medicare & Medicaid Services (“CMS”) or any other comparable federal, state, local or non-U.S. governmental authority (it being understood that any interaction between the Company and the FDA, CMS or any such comparable governmental authority relating to the product development process or the Company’s laboratory services shall not be deemed proceedings for purposes of this representation), which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary, would have or would reasonably be expected to have a Material Adverse Effect; and to the Company’s Knowledge, no such proceedings are threatened or contemplated by any governmental authority or threatened by others. The Company and each Subsidiary is in compliance with all applicable federal, state, local and non-U.S. laws, regulations, orders and decrees governing its business as prescribed by the FDA, CMS, or any other federal, state or non-U.S. governmental authority to the extent that they may be engaged in the regulation of the Company’s services, products or product candidates, except where noncompliance would not, singularly or in the aggregate, be reasonably likely to have a Material Adverse Effect. All preclinical studies and clinical trials conducted by or on behalf of the Company and any subsidiary, including those necessary to support approval for commercialization of the Company’s or any Subsidiary’s products or product candidates or to support coverage and reimbursement of the Company’s testing services by demonstrating clinical utility, have been conducted by the Company or any Subsidiary, as applicable, or to the Company’s Knowledge by third parties, in material compliance with all applicable federal, state or non-U.S. laws, rules, orders and regulations.

(ll) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(mm) Solvency. The Company is not as of the date hereof and, after giving effect to the transactions contemplated hereby at the Closing, will not be, Insolvent.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company, the Placement Agent and the Co-Placement Agents as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would result in a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, assuming the correctness of the

Company’s representations and warranties contained herein, federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Except as contemplated by the Registration Rights Agreement and the Registration Statement to be filed by the Company pursuant to the terms thereof, such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other non-affiliated Purchaser’s investment manager and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisers as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Such Purchaser understands that the Placement Agent and the Co-Placement Agents have acted solely as the agents of the Company in this placement of the Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or the Co-Placement Agents or any of their respective agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(l) Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m) Accuracy of Accredited Investor Questionnaire. The Accredited Investor Questionnaire delivered by such Purchaser in connection with this Agreement is complete and accurate in all respects as of the date of this Agreement and will be correct as of the Closing Date.

(n) Former Shell Company and Limitations on Availability of Rule 144. Such Purchaser acknowledges that the Company was formerly a shell company and that Rule 144 is not available for the resale of securities (including the Shares being acquired hereunder) initially issued by shell companies or issuers that have been at any time previously a shell company, until, among other requirements, at least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company, which information the Company filed with the Commission on September 5, 2019.

The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a) Compliance with Securities Laws. Notwithstanding any other provision of this Article IV, each Purchaser, severally but not jointly, covenants that the Shares acquired by such Purchaser pursuant to the Transaction Documents may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of such Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (once Rule 144 becomes available for the resale of securities of the Company and provided that such Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee in a transaction not referenced in clauses (i)-(iv) above shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.

(b) Legends. Book-entry statements or stock certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) UNLESS SOLD TO THE COMPANY.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by such Purchaser transferee of the pledge. No notice shall be required of such pledge, but such Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure of such legended Shares. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c) Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a book-entry statement without such legend or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if a Purchaser is selling pursuant to the Registration Statement, such Purchaser agrees to only sell such Shares during such time that the Registration Statement is effective and not withdrawn or suspended, and only as permitted by the Registration Statement), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, the Company shall deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a book-entry statement representing the applicable Shares without legend. Any fees (with respect to the Transfer Agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Shares (in which case a Purchaser shall also be required to provide reasonable assurances, in the form of seller and, if applicable, broker representation letters), the Company will no later than two Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of (i) a legended book-entry statement representing Shares (endorsed or with stock powers attached, signatures guaranteed, or otherwise in form necessary to effect the reissuance and/or transfer) or (ii) an opinion of counsel to the extent required by Section 4.1(a), deliver or cause to be delivered to the transferee of such Purchaser or such Purchaser, as applicable, evidence of a book-entry statement representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c) other than to comply with applicable law. Book entry statements for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to a Purchaser by crediting the account of such Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, in substantially the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e) Acknowledgement. Each Purchaser, severally but not jointly, acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act and applicable law. While the Registration Statement remains effective, each Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, such Purchaser will refrain, subject to the terms of the Registration Rights Agreement, from selling such Shares pursuant to the Registration Statement until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(e) and each Purchaser, severally but not jointly, with the other Purchasers will indemnify and hold harmless each of such persons from any breaches or violations of this Section 4.1(e).

(f) Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser un-legended book-entry statements within two Trading Days after receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such two Trading Day period, such Purchaser is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three Trading Days after such Purchaser’s request and in the Company’s sole discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the shares of Common Stock held by such Purchaser equal to the number of shares of Common Stock so purchased shall be forfeited to the Company and the Company’s obligation to deliver such book-entry statement (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser book-entry statements representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, multiplied by (b) the Closing Bid Price on the Deadline Date. A Purchaser shall provide the Company written notice indicating the amounts payable to such Purchaser in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

Section 4.2 Reservation of Common Stock. The Company shall reserve and keep available at all times during which any of the Preferred Shares remain outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Underlying Shares upon conversion of the Preferred Shares pursuant to the Series B-1 Certificate of Designation and/or the Series B-2 Certificate of Designation, as applicable. The form of Notice of Conversion included in the Series B-1 Certificate of Designation and in the Series B-2 Certificate of Designation sets forth the totality of the procedures required of the Purchasers in order to convert the Preferred Shares. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Shares. The Company shall honor conversions of the Preferred Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.3 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares and the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 4.4 Furnishing of Information. In order to enable the Purchasers to sell the Shares under Rule 144 (once Rule 144 becomes available for the resale of securities of the Company), until the earlier of (i) the date that the Shares cease to be Registrable Securities (as defined in the Registration Rights Agreement) (and for no less than 12 months from the Closing), (ii) the date that is 24 months from the Closing or (iii) the consummation of a Fundamental Transaction pursuant to which the Company is no longer a reporting company under the Exchange Act, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. If the Company at any time is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

Section 4.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that would be integrated with the offer or sale of such Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.6 Securities Laws Disclosure; Publicity. On or before 9:00 a.m., New York City time, on the Business Day immediately following the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agent disclosing (i) all material terms of the transactions contemplated hereby and (ii) any other material, nonpublic information that the Company may have provided the undersigned at any time prior to the issuance of the Press Release; provided, however, that the foregoing clause (ii) shall not be deemed to refer to any material, nonpublic information that the Company may have provided to any particular Purchaser pursuant to a prior written agreement with such Purchaser regarding confidentiality and use of such other material, nonpublic information executed in accordance with Section 4.8. On or before 5:30 p.m., New York City time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, any Affiliate of any Purchaser, or any investment adviser of any Purchaser, or include the name of any Purchaser, any Affiliate of any Purchaser or any investment adviser of any

Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this clause (ii). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents that is not disclosed in the Press Release unless a Purchaser shall have executed a prior written agreement regarding confidentiality and use of such information in accordance with Section 4.8. Each Purchaser, severally and not jointly with the other Purchasers, covenants that it will comply with the provisions of any confidentiality or nondisclosure agreement executed by it and, in addition, until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.6 or this Agreement is terminated, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and the information included in the Transaction Documents and Disclosure Schedules.

Section 4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Shares under the Transaction Documents or under any other written agreement between the Company and the Purchasers.

Section 4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express prior written consent of such Purchaser, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in entering into this Agreement and effecting transactions in securities of the Company.

Section 4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.

Section 4.10 Listing of Shares; Stockholder Approval. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market (other than the OTCMarkets) an additional shares listing application covering all of the Shares and shall take all steps necessary to cause all of the Shares to be approved for listing on the Principal Trading Market (other than the OTCMarkets) as promptly as possible thereafter; provided, however, that the requirement to list the Underlying Shares shall be subject to the Company’s first obtaining Stockholder Approval. In addition, the Company shall hold a special meeting of stockholders (which requirement may be satisfied instead through the Company’s annual meeting of stockholders) on or before June 30, 2020 for the purpose of obtaining Stockholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Stockholder Approval. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until Stockholder Approval is obtained. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on any applicable Trading Market.

Section 4.11 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.

Section 4.12 Indemnification of Purchasers.

(a) Indemnification. Subject to the provisions of this Section 4.12, the Company will indemnify and hold harmless each Purchaser and its Affiliates, directors, officers, shareholders, members, partners, managers, employees, representatives, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, members, partners, managers, employees, representatives, investment advisers and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of each such controlling Person (each, a “Purchaser Party”), to the fullest extent permitted by applicable law, from and against, and shall pay and reimburse them for, any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including, without limitation, all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation) (collectively, “Losses”), as incurred, that any such Purchaser Party may suffer or incur as a result of, based upon, arising out of or otherwise relating to (i) any inaccuracy in or breach of any of the representations or warranties of, or breach or nonfulfillment of any of covenants or agreements made by, the Company in this Agreement or in the other Transaction Documents or (ii) any Proceeding instituted against a Purchaser in any capacity, or any Purchaser Party, by any Person who is not an Affiliate of such Purchaser or other Purchaser Party seeking indemnification, with respect to any of the transactions contemplated by the Transaction Documents (unless, and only to the extent that, such Proceeding is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any other agreement with the Company, or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct).

(b) Procedures. Promptly after receipt by any Purchaser Party (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to this Section 4.12, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses relating to such Proceeding; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced in the defense of such Proceeding by such failure to notify. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person; provided, that such fees and expenses shall be paid by the Company if (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for (i) any settlement by an Indemnified Person of any Proceeding effected without the Company’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) fees or costs incurred pursuant to this Section 4.12 to the extent such fees or costs are attributable to the Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or the other Transaction Documents. Without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

(c) Payments. Once a Loss is agreed to by the Company or finally adjudicated to be payable to an Indemnified Person pursuant to this Section 4.12, the Company shall satisfy its indemnification obligations to such Indemnified Person within 15 days of such agreement or final adjudication by wire transfer of immediately available funds to such Indemnified Person in accordance with wire transfer instructions to be provided by such Indemnified Person.

Section 4.13 Short Sales and Confidentiality After The Date Hereof. Such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.6 or (ii) this Agreement is terminated pursuant to Section 6.18. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6 (subject to any written agreement between such Purchaser and the Company regarding the confidentiality and use of material non-public information). Notwithstanding the foregoing, in the event that a Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement.

Section 4.14 Delivery of Shares After Closing. Except as otherwise agreed among the Company and one or more Purchasers, the Company shall deliver, or cause to be delivered, the respective Shares purchased by each Purchaser to such Purchaser on the Closing Date.

Section 4.15 No Dilutive Issuances. For a period of 90 days from the Closing Date, the Company may not offer or sell any Common Stock or Common Stock Equivalents for a per-share price (determined on an as-converted basis) of less than $10.50 (adjusted for stock splits, reverse splits, etc.). Notwithstanding the foregoing, this Section 4.15 shall not apply in respect of the issuance of (a) shares of Common Stock, restricted stock units or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan (or a bona fide inducement grant to new employees outside of any such plan) duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any convertible securities or warrants issued and outstanding on or prior to the date of or pursuant to this Agreement or any restricted stock units or options held by current or former employees or consultants of the Company, (c) shares of Common Stock or securities convertible into Common Stock issued in connection with acquisitions, asset purchases, licenses, joint ventures, technology license agreements, collaborations or strategic transactions involving the Company and other entities approved by the Board of Directors, or (d) securities issued to financial institutions or lessors in connection with credit or lending arrangements, equipment financings or lease arrangements. The Company acknowledges that this covenant is a material inducement to cause the Purchasers to enter into this Agreement.

Section 4.16 Compliance. The Company shall, and shall cause its Subsidiaries to, at all times (A) maintain (i) under the laws of its jurisdiction of organization its valid corporate or other existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all permits, licenses and authorizations necessary to the conduct of its businesses and (B) comply with all laws applicable to it or its business, properties or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

Section 4.17 Maintenance of Appropriate Insurance. The Company at all times shall maintain Appropriate Insurance.

Section 4.18 Nasdaq Listing Standard Rule 5635(d) Compliance. Notwithstanding anything in this Agreement to the contrary, including without limitation Section 4.1, each Purchaser, severally but not jointly, acknowledges and agrees that, in order to ensure the Company’s compliance with Nasdaq Listing Standard Rule 5635(d) and applicable interpretations thereunder in connection with the transactions contemplated by this Agreement, until such time as Stockholder Approval is obtained: (a) such Purchaser shall not vote the Common Shares on any proposal at any special meeting or annual meeting of the stockholders of the Company seeking approval from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the date hereof; (b) such Purchaser understands and agrees that the Company shall be entitled to enforce the voting restriction in clause (a) hereof at any such special meeting or annual meeting of the stockholders of the Company; (c)(i) the Common Shares shall remain in book-entry or certificated form and (ii) book-entry statements or stock certificates evidencing the Common Shares shall bear a restrictive legend referencing this Section 4.18, which legend shall be removed upon Stockholder Approval; (d) in addition to any other requirements under this Agreement, as a condition of transfer of the Common Shares or any interest therein, any transferee shall agree in writing to be bound by the terms of this Section 4.18; and (e) such Purchaser understands and confirms that the Company shall be relying on the foregoing covenants in entering into this Agreement and issuing the Common Shares.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Shares. The obligation of each Purchaser to acquire Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, waivers and Required Approvals that are necessary for consummation of the purchase and sale of the Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect. For the avoidance of doubt, any Required Approvals, including without limitation the Stockholder Approval, that are not necessary for the consummation of the purchase and sale of the Shares at the Closing shall not be required by this Section 5.1(d).

(e) Adverse Change. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) No Suspensions of Trading in Common Stock. The Common Stock (i) shall be designated for listing and quotation on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (e).

(i) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

Section 5.2 Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the applicable Shares at the Closing to each Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, waivers and Required Approvals that are necessary for consummation of the purchase and sale of the Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect. For the avoidance of doubt, any Required Approvals, including, without limitation, the Stockholder Approval, that are not necessary for the consummation of the purchase and sale of the Shares at the Closing shall not be required by this Section 5.2(d).

(e) Purchaser Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.18 herein.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Fees and Expenses. The Company and each Purchaser, severally and not jointly with any other Purchaser, shall pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchasers. Each Purchaser, severally and not jointly with any other Purchaser, shall be responsible for all other tax liability that may arise as a result of holding or transferring the Shares purchased by it.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and any confidentiality or nondisclosure agreement entered into between the Purchaser and the Company prior to the date of this Agreement with respect to the transactions contemplated thereby, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and delivered personally, by email, by facsimile or sent by a nationally recognized overnight courier service. Any notice or other communications or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address set forth in this Section 6.3, (ii) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number set forth in this Section 6.3 prior to 5:30 p.m. (New York City time) on any Trading Day, (iii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 6.3 on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iv) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified or (v) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: DermTech, Inc.

  11099 N. Torrey Pines Rd, Suite 100

  La Jolla, CA 92037

  Telephone No.: (858) 450-4222

  Attention: Kevin Sun, Chief Financial Officer

  Email:

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

Telephone No.: (858) 314-1500

Attention: Jeremy Glaser

Email:

If to a Purchaser: To the address, email address or facsimile set forth under such Purchaser’s name on the signature page hereof; or such other address, email address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Shares on a fully-diluted basis at the time of such amendment (which amendment shall be binding on all Purchasers); provided no amendment to Section 6.18 may be made without the consent of each Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document that, by its terms, applies to all Purchasers, unless the same consideration is also offered to all Purchasers who then hold Shares.

Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the written consent of Purchasers holding a majority of the Shares at the time of such consent except to a successor in the event of a Fundamental Transaction. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Shares in compliance with the Transaction Documents and applicable law (including in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares), provided that such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchasers”.

Section 6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except (i) the Placement Agent and the Co-Placement Agents are intended third party beneficiaries of Article III hereof and (ii) each Purchaser Party is an intended third party beneficiary of Section 4.12.

Section 6.8 Survival. Subject to applicable statute of limitations, the representations, warranties agreements and covenants contained herein shall survive the Closing and the delivery of the Shares and any confidentiality or nondisclosure obligations set forth in any agreement entered into between the Company and a Purchaser prior to the date of this Agreement with respect to the transactions contemplated by the Transaction Documents shall survive according to the terms of such agreement(s).

Section 6.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.11 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.13 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.14 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Section 6.15 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective

Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.16 Waiver of Conflicts. Each Purchaser acknowledges that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their Affiliates in matters unrelated to the transactions contemplated by the this Agreement, including representation of such Purchasers or their Affiliates in matters of a similar nature to the transactions contemplated by this Agreement. The applicable rules of professional conduct require that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. inform the Purchasers hereunder of this representation and obtain their consent. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has served as outside general counsel to the Company and has negotiated the terms of this Agreement solely on behalf of the Company. Each Purchaser hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation; (b) acknowledges that with respect to the transactions contemplated by this Agreement, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.’s representation of the Company in the transactions contemplated by this Agreement.

Section 6.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Section 6.18 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.18 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.18 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.18, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 6.18, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DERMTECH, INC.

By:	/s/ John Dobak, M.D.
Name: John Dobak, M.D.
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Casdin Partners Master Fund, LP

By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): 14,999,999.70

Number of Shares of Common Stock to be Acquired: 571,713

Number of Shares of Series B-1 Preferred Stock to be Acquired: 856.8584

Number of Shares of Series B-2 Preferred Stock to be Acquired:

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds

By:	/s/ Hans Utsch
Name: Hans Utsch

Title: Vice President, Federated Global Investment Management, as attorney-in-fact for Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds

Aggregate Purchase Price (Subscription Amount): 11,999,999.55

Number of Shares of Common Stock to be Acquired: 457,370

Number of Shares of Series B-1 Preferred Stock to be Acquired: 685.4871

Number of Shares of Series B-2 Preferred Stock to be Acquired:

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Perceptive Life Sciences Master Fund LTD

By:	/s/ James H. Mannix
Name: James H. Mannix
Title: COO

Aggregate Purchase Price (Subscription Amount): 7,499,999.85

Number of Shares of Common Stock to be Acquired: 285,856

Number of Shares of Series B-1 Preferred Stock to be Acquired: 428.4297

Number of Shares of Series B-2 Preferred Stock to be Acquired:

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Maven Investment Partners US Limited – New York Branch

By:	/s/ Nima Noorizadeh
Name: Nima Noorizadeh
Title: Director

Aggregate Purchase Price (Subscription Amount): 5,499,999.75

Number of Shares of Common Stock to be Acquired: 209,628

Number of Shares of Series B-1 Preferred Stock to be Acquired: 314.1815

Number of Shares of Series B-2 Preferred Stock to be Acquired: 0

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital Partners, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): $1,210,000.05

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 115.2381

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital Institutional Partners, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): $1,306,249.35

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 124.4047

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital Institutional Partners II, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): $165,000.15

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 15.7143

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital Institutional Partners III, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): $82,499.55

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 7.8571

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Four Crossings Institutional Partners V, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Manager

Aggregate Purchase Price (Subscription Amount): $165,000.15

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 15.7143

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital Offshore Investors II, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): $2,241,249.15

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 213.4523

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital F5 Master I, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Manager

Aggregate Purchase Price (Subscription Amount): $233,749.95

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 22.2619

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Farallon Capital (AM) Investors, L.P.

By:	/s/ John R. Warren
Name: John R. Warren
Title: Managing Member

Aggregate Purchase Price (Subscription Amount): $96,250.35

Number of Shares of Common Stock to be Acquired: 0

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 9.1667

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

USAA Mutual Funds Trust, on behalf of its separate series, USAA Science & Technology Fund

By:	/s/ Christopher K. Dyer
Name: Christopher K. Dyer
Title: President

Aggregate Purchase Price (Subscription Amount): $4,879,999.95

Number of Shares of Common Stock to be Acquired: 185,997 shares

Number of Shares of Series B-1 Preferred Stock to be Acquired: 278.7649 shares

Number of Shares of Series B-2 Preferred Stock to be Acquired: 0 shares

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

RTW Innovation Master Fund, Ltd.

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Director

Aggregate Purchase Price (Subscription Amount): $2,923,202.10

Number of Shares of Common Stock to be Acquired: 111,415

Number of Shares of Series B-1 Preferred Stock to be Acquired: 166.9852

Number of Shares of Series B-2 Preferred Stock to be Acquired:

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

RTW Venture Fund Limited

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.

Title: Managing Member of the General Partner of the Investment Manager

Aggregate Purchase Price (Subscription Amount): $1,076,797.05

Number of Shares of Common Stock to be Acquired: 41,041

Number of Shares of Series B-1 Preferred Stock to be Acquired: 61.5111

Number of Shares of Series B-2 Preferred Stock to be Acquired:

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

T. Rowe Price Health Science Fund, Inc.

TD Mutual Funds – TD Health Science Fund

VALIC Company I – Health Science Fund

T. Rowe Price Health Sciences Portfolio

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

or Subadviser, as applicable

By:	/s/ John C. Hall
Name: John C. Hall
Title: Vice President

Aggregate Purchase Price (Subscription Amount): $3,499,996.50 (See Attachment A)

Number of Shares of Common Stock to be Acquired: 333,333 (See Attachment A)

Number of Shares of Series B-1 Preferred Stock to be Acquired: 0

Number of Shares of Series B-2 Preferred Stock to be Acquired: 0

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

See Attachment A

[Signature Page to Securities Purchase Agreement]

EXHIBIT “A” - T. ROWE PRICE ASSOCIATES, INC. - DERMTECH, INC.

COMMON STOCK

TRPA Internal Account Number	Fund Name	Federal Tax ID #	10.50 Quantity	Cost/Share Cost	Book-Entry Certificates - Statements / Delivery Instructions
	T. Rowe Price Health Sciences Fund, Inc.		285,592	$2,998,716.00
	TD Mutual Funds - TD Health Sciences Fund		17,807	$186,973.50
	VALIC Company I - Health Sciences Fund		16,942	$177,891.00
	T. Rowe Price Health Sciences Portfolio		12,992	$136,416.00

			333,333	$3,499,996.50

NAME OF PURCHASER:

Pura Vida Master Fund, Ltd.

By:	/s/ Efrem Kamen
Name: Efrem Kamen

Title: Managing Member of Pura Vida Investments, LLC in its capacity as investment manager to Purchaser

Aggregate Purchase Price (Subscription Amount): US$3,119,999.40

Number of Shares of Common Stock to be Acquired: 118,916

Number of Shares of Series B-1 Preferred Stock to be Acquired: 178.2268

Number of Shares of Series B-2 Preferred Stock to be Acquired: 0

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

HLM Venture Partners IV, L.P.

By:	/s/ Enrico Picozza
Name: Enrico Picozza
Title: General Partner

Aggregate Purchase Price (Subscription Amount): $1,999,999.05

Number of Shares of Common Stock to be Acquired: 76,228

Number of Shares of Series B-1 Preferred Stock to be Acquired: 114.2481

Number of Shares of Series B-2 Preferred Stock to be Acquired:

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER: See Below

Each By: Monashee Investment Management LLC

By:	/s/ Jeff Muller
Name: Jeff Muller
Title: CCO

Aggregate Purchase Price (Subscription Amount): $1,249,990.80

Number of Shares of Common Stock to be Acquired: 47,642

Number of Shares of Series B-1 Preferred Stock to be Acquired: 71.4056

Number of Shares of Series B-2 Preferred Stock to be Acquired: 0

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

DermTech Common Shares
Tax ID	Name shares are to be registered	Shares
	BEMAP Master Fund LTD	23,240
	Monashee Solitario Fund LP	13,944
	Monashee Pure Alpha SPV I LP	10,458

		47,642

DermTech B-1 Preferred Shares
Tax ID	Name shares are to be registered	Shares
	BEMAP Master Fund LTD	34.8320
	Monashee Solitario Fund LP	20.8992
	Monashee Pure Alpha SPV I LP	15.6744

		71.4056

[Signature Page to Securities Purchase Agreement]

NAME OF PURCHASER:

Soleus Capital Master Fund, L.P.

By: Soleus Capital Management, L.P.

By:	/s/ Steven Musumeci
Name: Steven Musumeci
Title: COO

Aggregate Purchase Price (Subscription Amount): $749,999.25

Number of Shares of Common Stock to be Acquired: 28,585

Number of Shares of Series B-1 Preferred Stock to be Acquired: 42.8435

Number of Shares of Series B-2 Preferred Stock to be Acquired: 0

Tax ID No.:

Address for Notices to Residency of Purchaser:

Email Address for Notices to Purchaser:

Facsimile for Notices to Purchaser:

Delivery Instructions (if different than above):

[Signature Page to Securities Purchase Agreement]

EXHIBITS

A: Form of Registration Rights Agreement

B: Form of Opinion of Company Counsel

C: Form of Irrevocable Transfer Agent Instructions

D: Accredited Investor Questionnaire

E: Form of Series B-1 Convertible Preferred Stock Certificate of Designation

F: Form of Series B-2 Convertible Preferred Stock Certificate of Designation

G: Form of Secretary’s Certificate

EXHIBIT A

Form of Registration Rights Agreement

[Attached]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March [__], 2020, by and among DermTech, Inc., a Delaware corporation (the “Company”), and the several signatories hereto.

This Agreement is made pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2020 between the Company and each purchaser signatory thereto (each a “Purchaser” and collectively, the “Purchasers”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 7(d).

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” has the meaning set forth in the Purchase Agreement.

“Common Stock” has the meaning set forth in the Purchase Agreement.

“Company” has the meaning set forth in the Preamble.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the 90th calendar day following the Closing Date (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the 120th calendar day following the Closing Date); provided, however, that if the Company is notified by the Commission that the Initial Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the 5th Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Event” has the meaning set forth in Section 2(c).

“Event Date” has the meaning set forth in Section 2(c).

“Exchange Act” has the meaning set forth in the Purchase Agreement.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the 60th calendar day following the Closing Date; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Liquidated Damages” has the meaning set forth in Section 2(c).

“Losses” has the meaning set forth in Section 5(a).

“New Registration Statement” has the meaning set forth in Section 2(a).

“Person” has the meaning set forth in the Purchase Agreement.

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the Nasdaq Capital Market.

“Proceeding” has the meaning set forth in the Purchase Agreement.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Registrable Securities” means all of (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that with respect to a particular Holder, such Holder’s Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to an effective Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); or (B) becoming eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information requirement thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent, a copy of which shall be provided to the Holder upon request.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), including (in each case) the amendments and supplements to such Registration Statements, including pre- and post-effective amendments thereto, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statements” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the Commission and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Series B-1 Preferred Stock” means the Series B-1 Convertible Preferred Stock of the Company, par value $0.0001 per share.

“Series B-2 Preferred Stock” means the Series B-2 Convertible Preferred Stock of the Company, par value $0.0001 per share.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to the Purchase Agreement, including shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock or Series B-2 Preferred Stock.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTCMarkets), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCMarkets), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCMarkets, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCMarkets on which the Common Stock is listed or quoted for trading on the date in question.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-1 and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a “Plan of Distribution” section substantially in the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission).

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(i) Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement or that any Holder must be named as an underwriter in the Registration Statement, the Company agrees to promptly (x) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (y) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09, in each case without naming any Holder as an underwriter in the Registration Statement. Each Purchaser shall have the right to review and comment or have their counsel review and comment on any written submission made to the staff of the Commission with respect to any disclosure specifically relating to such Purchaser. No such written submission shall be made to the staff of the Commission containing disclosure relating to such Purchaser to which such Purchaser’s counsel reasonably objects.

(ii) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 2(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering without naming any Holder as an underwriter (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the Registrable Securities to be registered on such Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the Registrable Securities to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any Registrable Securities to be included by any Affiliate of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all other Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i)(x) or (i)(y) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement

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will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated), and, subject to Section 2(e), shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act for so long as the securities registered for resale thereunder retain their character as “Registrable Securities” (the “Effectiveness Period”). The Company shall promptly notify the Holders via facsimile or electronic mail of the effectiveness of a Registration Statement or any post-effective amendment thereto on or before the 1st Trading Day after the date that the Company telephonically confirms effectiveness with the Commission. The Company shall, by 9:30 a.m. New York City time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) after its Effective Date and except for the reasons as set forth in Section 3(h), (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the “Plan of Distribution” or the inaccuracy of any information regarding the Holders), in each case, for more than an aggregate of 30 consecutive calendar days or 45 calendar days (which need not be consecutive days) during any 12-month period (other than as a result of a breach of this Agreement by a Holder or a Holder’s failure to return a Selling Stockholder Questionnaire within the time period provided by Section 2(d) hereof) (any such failure or breach in clauses (i) through (iii) above being referred to as an “Event,” and, for purposes of clauses (i) or (ii), the date on which such Event occurs, or for purposes of clause (iii), the date on which such 30 or 45 calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) within five (5) Business Days after an Event Date relating to a failure in clause (i) only, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on such Event Date; and (y) on each 30-day anniversary (or pro rata portion thereof) following any Event Date (including, for the avoidance of doubt, a failure in clause (i), in which case each 30-day anniversary shall be measured commencing on the 31st day following such Event Date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. The amounts payable pursuant to the foregoing clauses (x) and (y) are referred to collectively as “Liquidated Damages.” The parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, 5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement and (2) in no event shall the Company be

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liable in any 30-day period for Liquidated Damages under this Agreement in excess of 1.0% of the aggregate purchase price paid by the Holders pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Unless otherwise specified in Section 2(c), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 2(c) in accordance with applicable law. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act.

(d) Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than ten (10) Trading Days following the date of this Agreement. At least five (5) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires in connection with the filing from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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(e) Each Holder acknowledges and agrees that Form S-3 is not initially available for the registration of the resale of Registrable Securities hereunder. The Company (i) shall register the resale of the Registrable Securities on Form S-1 as provided herein, (ii) undertakes to use its commercially reasonable efforts to register the Registrable Securities on Form S-3 after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission and (iii) shall, after such time as the Registerable Securities have been registered on Form S-3, maintain the effectiveness of such Registration Statement on Form S-3 consistent with the provisions of Section 2(b) hereof.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), (i) furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder and the Company shall fairly consider such reasonable changes in any such document as such Holder or counsel to such Holder may request (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct such review. The Company shall not file any Registration Statement or Prospectus or any amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable.

(b) (i) Subject to Section 3(h), prepare and file with the Commission such amendments (including post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible,

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provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities cease to be Registrable Securities or shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that in the event the Company informs the Holders in writing that it does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities, the Company shall deliver to the Holders a copy of the Prospectus in electronic format and each such Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities, and each Holder agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, but shall not contain any material, non-public information regarding the Company), as promptly as reasonably practicable via facsimile or electronic mail (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation

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or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; and provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, would subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(g) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or book-entry statements shall be free, to the extent permitted by the Purchase Agreement, and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period without incurring liability for Liquidated Damages otherwise required pursuant to Section 2(c). For the avoidance of doubt, the Company’s rights under this Section 3(h) shall include suspensions of availability arising from the filing of a post-effective amendment to a Registration Statement to update the Prospectus therein to include the information contained in the Company’s Annual Report on Form 10-K, which suspensions may extend for the amount of time reasonably required to respond to any comments of the staff of the Commission on such amendment.

(i) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority, Inc. (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company; provided, however, if the failure of the Holder to furnish the required information results in the occurrence of an Event under Section 2(c), any Liquidated Damages that are accruing at such time shall be tolled and any such Event that occurs as a result thereof shall be suspended until such time as the Holder furnishes such information.

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(j) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as reasonably requested by any such Holder, and the Company shall pay the filing fee required for the first such filing within five (5) Business Days of the request therefor.

(k) The Company shall use its commercially reasonable efforts to cause all Registrable Securities to be listed on any market included in the definition of Trading Market herein on which equivalent securities issued by the Company are then listed (in the case of shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock or Series B-2 Preferred Stock, at the time of conversion of such shares and to the extent of such conversion).

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company pursuant to Section 3(j) hereof, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or any legal fees or other costs of the Holders.

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5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and its Affiliates, directors, officers, stockholders, members, partners, managers, employees, representatives, investment advisers and agents, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, stockholders, members, partners, managers, employees, representatives, investment advisers and agents of each such controlling Person, to the fullest extent permitted by applicable law, from and against, and shall pay and reimburse them for, any and all losses, claims, damages, liabilities, obligations, contingencies, amounts paid in settlement in accordance with Section 5(c), costs and expenses (including, without limitation, all judgments, amounts paid in settlements, court costs, reasonable costs of preparation and investigation and reasonable attorneys’ fees) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or any omission or alleged omission to state a material fact required to be stated in any Registration Statement, Prospectus or amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement; provided, however, that in the case of clause (i) above the Company shall not have such an indemnification obligation to the extent, but only to the extent, that such Losses arise out of or are based upon: (A) any such untrue statements, alleged untrue statements, omissions or alleged omissions that are made solely in reliance upon and in conformity with (x) information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto or (y) information relating to such Holder’s proposed method of distribution of Registrable Securities that was reviewed and approved in writing by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto (it being understood that such Holder has approved Annex A hereto for this purpose); (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice (as contemplated by and defined in Section 7(d) below); or (C) such Holder’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required pursuant to Rule 172 under the Securities Act (or any successor rule), to the Persons asserting an untrue statement, alleged untrue statement, omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. The Company’s indemnification obligation under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

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(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company and its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or amendment or supplement thereto, or that arise out of or are based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, that such Holder shall be so obligated only to the extent that such Losses arise out of or are based upon: (A) any such untrue statements, alleged untrue statements, omissions or alleged omissions that are based upon (x) information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto and such untrue statement or alleged untrue statement or omission or alleged omission had not been corrected in such Prospectus or any amendment or supplement thereto prior to, or concurrently with, the sale of Registrable Securities to such Person asserting the applicable indemnification claim or (y) information relating to such Holder’s proposed method of distribution of Registrable Securities that was reviewed and approved in writing by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto (it being understood that such Holder has approved Annex A hereto for this purpose); or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice (as contemplated by and defined in Section 7(d) below). Each Holder’s indemnification obligation under this Section 5(b) shall be several and not joint. In no event shall the indemnification obligation of any Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a

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conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and such settlement does not include any non-monetary limitation on the actions of any Indemnified Party or any of its affiliates or any admission of fault or liability on behalf of any such Indemnified Party.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration (it being acknowledged that the Company was formerly a shell company and that Rule 144 is not available for the resale of securities (including the Registrable Securities) initially issued by shell companies or issuers that have been at any time previously a shell company, until, among other requirements, at least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company, which information the Company filed with the Commission on September 5, 2019), the Company agrees, until the Shares are sold by the Purchasers, to use its commercially reasonable efforts to:

(a) make and keep adequate current public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company (unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system), (ii) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act and Rule 144 under the Securities Act and (iii) such other reports, documents or information as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

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7. Miscellaneous.

(a) Remedies. Subject to the limitations set forth elsewhere in this Agreement, in the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Piggyback on Registrations. Certain of the Company’s existing security holders (in addition to the Holders in such capacity pursuant hereto) shall be permitted to include securities of the Company other than the Registrable Securities in the Registration Statements. The Company shall not be permitted to include securities of the Company for its own account in the Registration Statements.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(vi) (which notice shall not contain any material, non-public information regarding the Company), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) No Inconsistent Agreements. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding no less than a majority of the then outstanding Registrable Securities, provided that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the

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provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding anything to the contrary in this Section 7(f), any amendment of this Agreement or waiver of any provision of this Agreement that affects one Holder (solely in its capacity as such) in a manner that is adverse to such Holder and is materially different from the effect of such amendment or waiver on other Holders (solely in such capacity) shall require the written consent of such Holder.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

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(k) Cumulative Remedies. Except as provided herein, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law. No waiver of any provision of this Agreement or of any breach of this Agreement shall be deemed a waiver of any other provision of this Agreement or of any preceding or succeeding breach of this Agreement. No waiver or extension of time for the performance of any obligation hereunder shall be deemed a waiver or extension of time for the performance of any other obligation hereunder.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may be reasonably required to carry out the transactions contemplated hereby and to evidence the fulfilment of the agreements contained herein.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DERMTECH, INC.

By:
Name: John Dobak, M.D.
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HOLDER: ________________________________

AUTHORIZED SIGNATORY

By:

Name:

Title:

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock (i) issued to the selling stockholders, (ii) issuable upon conversion of the Series B-1 Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock issued to the selling stockholders and (iii) issuable upon exercise of the warrants issued to the selling stockholders to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock, Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock, Series B-1 Convertible Preferred Stock or Series B-2 Convertible Preferred Stock or the warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agent participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

*    *    *

Annex B

DERMTECH, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.0001 per share, of DermTech, Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-1 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes    ☐    No    ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes    ☐    No    ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes    ☐    No    ☐

Note:	If yes, provide a narrative explanation below:

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes    ☐    No    ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including, without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

EXHIBIT B

Form of Opinion of Company Counsel

1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with the corporate power and authority to (a) execute and deliver the Transaction Documents and perform its obligations thereunder and (b) conduct its business and own or lease its properties as described in the Super 8-K and Form S-1 (each term as defined below) (but not any document incorporated by reference therein).

2. The Company is qualified to conduct business as a foreign corporation in the State of California.

3. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by the Company.

4. The Company has duly executed and delivered each of the Transaction Documents.

5. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

6. The Common Shares have been duly authorized by the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement, including payment in full to the Company of all consideration required therefor, the Common Shares will be validly issued, fully paid and non-assessable.

7. The Preferred Shares have been duly authorized by the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement, including payment in full to the Company of all consideration required therefor, the Preferred Shares will be validly issued, fully paid and non-assessable.

8. The Underlying Shares have been duly authorized by the Company and, if, when and to the extent issued in accordance with the terms of, and in the manner contemplated by, the Purchase Agreement and the Series B-1 Certificate of Designation or the Series B-2 Certificate of Designation, as applicable, including the due and proper conversion of the relevant Preferred Shares, such Underlying Shares will be validly issued, fully paid and non-assessable.

9. Each of the Transaction Documents constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

10. As of the date hereof, the holders of shares of Common Stock are not entitled to preemptive rights arising solely by operation of (a) the Governing Documents or (b) the Delaware General Corporation Law.

11. The execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (including the issuance and sale by the Company of the Shares pursuant to and in accordance with the Transaction Documents) do not violate (a) the Governing Documents or (b) the Delaware General Corporation Law.

12. The execution, delivery and performance of the Transaction Documents by the Company, the compliance with the terms and provisions thereof by the Company and the issuance and sale of the Shares by the Company will not (a) violate or conflict with any law, rule or regulation of the United States of America, the State of California or the State of New York that in our experience is normally applicable to transactions of the type contemplated by the Transaction Documents or (b) violate any agreement to which the Company is a party or bound (this opinion being limited (i) to those agreements (the “Material Contracts”) that are filed as exhibits to (A) the Company’s second current report on Form 8-K filed with the Commission on September 5, 2019, in which the Company was required to disclose, pursuant to Item 2.01(f) of Form 8-K, the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Super 8-K”), (B) any subsequent periodic report on Form 10-Q or current report on Form 8-K filed by the Company with the Commission or (C) Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-235780) filed with the Commission on February 6, 2020 (the “Form S-1”), and (ii) in that we express no opinion with respect to any violation or default (X) arising under or based upon any cross-default provision insofar as it relates to a violation or default under an agreement which is not a Material Contract, (Y) arising as a result of any violation or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation or (Z) under any provisions therein relating to the occurrence of a “material adverse event” or words of similar import).

13. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Transaction Documents by the Company, or in connection with the issuance or sale of the Shares by the Company to the Purchasers, except (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended, (iv) the filing of any requisite notices and/or application(s) to the Nasdaq Capital Market for the issuance and sale of the Shares and the listing of the Shares for trading thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of the Purchase Agreement, (vi) the Stockholder Approval, (vii) the filing of the Certificates of Designation with the Secretary of State of the State of Delaware and (viii) those that have been made or obtained prior to the date hereof.

14. It is not necessary in connection with the offer and sale of the Shares to the Purchasers under the Purchase Agreement to register the Shares under the Securities Act of 1933, as amended, assuming the accuracy of the representations and warranties of the Purchasers in the Purchase Agreement.

15. To our actual knowledge, there is no litigation or any governmental proceeding involving the Company, pending or threatened, that challenges the validity or enforceability of the Purchase Agreement or the Registration Rights Agreement, or seeks to enjoin the performance of the Purchase Agreement or the Registration Rights Agreement by the Company.

16. The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

*    *    *

EXHIBIT C

Irrevocable Transfer Agent Instructions

March [__], 2020

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

Attention:

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of February 28, 2020 (the “Agreement”), by and among DermTech, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on Schedule I hereto (collectively, and including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), Series B-1 convertible preferred stock of the Company, par value $0.0001 per share (the “Series B-1 Preferred Stock”) which are convertible into shares of Common Stock, and Series B-2 convertible preferred stock of the Company, par value $0.0001 per share (the “Series B-2 Preferred Stock”) which are convertible into shares of Common Stock.

By this letter, you are irrevocably authorized and directed to issue an aggregate of 2,467,724 shares of the Company’s Common Stock (the “Common Shares”), 3,198.9419 shares of the Company’s Series B-1 Preferred Stock (the “Series B-1 Shares”) and 523.8094 shares of the Company’s Series B-2 Preferred Stock (the “Series B-2 Shares” and together with the Common Shares and Series B-1 Shares, the “Shares”). The Shares should be issued as book restricted shares in the names and denominations specified on Schedule I hereto. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are, therefore, “restricted shares.” Accordingly, the Common Shares should bear the following restricted legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) UNLESS SOLD TO THE COMPANY.

And the Series B-1 Shares and the Series B-2 Shares should bear the following restricted legend:

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (III) UNLESS SOLD TO THE COMPANY.

This letter shall also serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue shares of Common Stock, Series B-1 Preferred Stock or Series B-2 Preferred Stock, as applicable, upon transfer or resale of the Shares.

You acknowledge and agree that so long as you have received written confirmation from the Company’s legal counsel that a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act, and a copy of such registration statement, then, unless otherwise required by law, you shall use your commercially reasonable efforts to issue in book-entry form the Shares registered in the names of such Holders or transferees, as the case may be, within two Business Days of your receipt of a notice of transfer of Shares, and such Shares shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Shares has been declared effective by the Commission under the Securities Act (which confirmation shall be delivered to you upon effectiveness of the registration statement) is attached hereto as Annex A.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

[Signature page follows]

Very truly yours,

DERMTECH, INC.

By:

Name:

Title:

Acknowledged and Agreed:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:

Name:

Title:

Date: _________________, 2020

[Authorization Letter to Transfer Agent]

SCHEDULE I

HOLDERS

Holders	Address	EIN	Common Shares	Series B-1 Shares	Series B-2 Shares

ANNEX A

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

Continental Stock Transfer & Trust Company

1 State Street 30th Floor,

New York, NY 10004-1561

Attn:

Re: DermTech, Inc.

Ladies and Gentlemen:

DermTech, Inc., a Delaware corporation (the “Company”), has entered into a Securities Purchase Agreement, dated as of February 28, 2020, with the buyers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s Series B-1 convertible preferred stock, $0.0001 par value per share (the “Series B-1 Preferred Stock”) and shares of the Company’s Series B-2 convertible preferred stock, $0.0001 per value per share (the “Series B-2 Preferred Stock”). Pursuant to that certain Registration Rights Agreement of even date, the Company agreed to register the resale of the Common Stock, including the shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock (the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [                    ,         ], 2020, the Company filed a Registration Statement on Form S-1 (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names each of the Purchasers as a selling stockholder thereunder and set forth as Exhibit A hereto.

In connection with the foregoing, we advise you that a member of the Commission’s staff has advised us by telephone that the Commission has entered an order declaring the Registration Statement effective under the Securities Act at [____] [a.m.][p.m.] on [__________, ___], 2020 and we have no knowledge, after telephonic inquiry of a member of the staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the Commission and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement. Based upon the foregoing, we are of the opinion that as of the date of this opinion, the Registrable Securities have been duly authorized and, when issued by you, will be validly issued, fully paid and non-assessable, and are registered for resale under the Securities Act under the effective Registration Statement and may be issued without a restrictive legend.

This letter shall serve as our standing notice to you that the Common Stock may be freely transferred by the Purchasers pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Purchasers or the transferees of the Purchasers, as the case may be, as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated March [__], 2020, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. This letter shall serve as our standing instructions with regard to this matter.

EXHIBIT D

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: DermTech, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the capital stock, par value $0.0001 per share, (the “Shares”), of DermTech, Inc., a Delaware corporation (the “Corporation”). The Shares are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A. BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:______________________

Approximate Date of formation: ____________________

Were you formed for the purpose of investing in the securities being offered?

Yes  ☐        No  ☐

If an individual:

Residence Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

Age: __________ Citizenship: ____________		Where registered to vote: _______________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes  ☐        No  ☐

Social Security or Taxpayer Identification No.

PART B. ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as a Purchaser of Shares of the Company.

__	(1)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__	(2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__	(3)	An insurance company as defined in Section 2(13) of the Securities Act;

__	(4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act;

__	(5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__	(6)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__	(7)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__	(8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__	(9)	An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

__	(10)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

__	(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 (excluding the value of such persons’ primary residence);

__	(12)	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

__	(13)	An executive officer or director of the Company;

__	(14)	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A. FOR EXECUTION BY AN INDIVIDUAL:
By
Date:
Print Name:

B. FOR EXECUTION BY AN ENTITY:

Entity Name:

By
Date:
Print Name:
Title:

C. ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

By
Date:
Print Name:
Title:

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EXHIBIT E

Form of Series B-1 Convertible Preferred Stock Certificate of Designation

[Attached]

DERMTECH, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B-1 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, John Dobak and Kevin Sun, do hereby certify that:

1. They are the President and Secretary, respectively, of DermTech, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, 1,230.77 of which are issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of up to 3,200 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a new series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Automatic Conversion” shall have the meaning set forth in Section 6(c).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Original Issuance Date” means the date of the “Closing” as defined in the Securities Purchase Agreement.

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“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into on or about March [__], 2020, by and among the Corporation and the signatories thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of the Conversion Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement entered into on or about February 28, 2020, by and among the Corporation and the purchasers thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Stated Value” shall have the meaning set forth in Section 2.

“Stockholder Approval” means such approval as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), from the stockholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the approval of the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the execution date of the Securities Purchase Agreement.

“Subsidiary” means any direct or indirect subsidiary of the Corporation formed or acquired before or after the date of the Securities Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(d).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, an OTC market place or the OTCMarkets (or any successors to any of the foregoing).

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“Transaction Documents” means the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent for the Common Stock, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock of the Corporation shall be designated as the Series B-1 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 3,200 (which shall not be subject to increase without the written consent of the holders (each, a “Holder” and collectively, the “Holders”) of a majority of the then outstanding shares of Preferred Stock). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $10,500.00 (the “Stated Value”).

Section 3. Dividends. Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the Delaware General Corporation Law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Preferred Stock, (a) (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (ii) alter or amend this Certificate of Designation, or (iii) amend or repeal any provision of, or add any provision to, the certificate of incorporation or bylaws of the Corporation, or file any certificate of amendment or certificate of designations of preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the powers, preferences or rights of the Preferred Stock in a manner materially different than the effect of such actions on the Common Stock (regardless, in the case of clause (i), (ii) or (iii), of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation of the Corporation or by merger, consolidation or otherwise), (b) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock or (c) enter into any agreement with respect to any of the foregoing.

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Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking senior to the Preferred Stock upon liquidation, the Holders of the Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis without regard to any limitation in Section 6 on the conversion of this Preferred Stock) in the net assets of the Corporation. The Corporation shall mail written notice of any such Liquidation to each Holder.

Section 6. Conversion.

a) No Optional Conversion. The Preferred Stock shall only be convertible upon receipt of Stockholder Approval and pursuant to an Automatic Conversion (as defined below). The Preferred Stock shall not be convertible at the option of the Holder. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-1 Convertible Preferred Stock.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $10.50, subject to adjustment herein (the “Conversion Price”).

c) Automatic Conversion. Notwithstanding anything herein to the contrary, on the first Trading Day after the Corporation obtains Stockholder Approval, all outstanding shares of Preferred Stock shall automatically be converted into such number of shares of Common Stock as determined by dividing the Stated Value by the Conversion Price then in effect (the “Automatic Conversion”). Upon the occurrence of such Automatic Conversion, the Holder shall promptly surrender any certificates representing such shares at the office of the Corporation or the Transfer Agent. On the date such Automatic Conversion takes place, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the Holder and whether or not any certificates representing such shares are surrendered to the Corporation or the Transfer Agent; provided, however, that in the case of converting shares of Preferred Stock then held in certificated form, the Corporation shall not be obligated to issue certificates evidencing the applicable Conversion Shares unless either (i) the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or the Transfer Agent or (ii) the Holder notifies the Corporation or the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of such Automatic Conversion, each Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that any certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation or that any such certificates evidencing such Conversion Shares shall not then be actually delivered to such Holder. Provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (and subject to Section 6(e)(i)), the Holder may provide written notice to the Corporation that the applicable Conversion Shares be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”).

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d) Conversion and Issuance Limitations. Until the Corporation has obtained Stockholder Approval, (i) the Preferred Stock shall not be convertible and (ii) the Corporation may not issue any Conversion Shares.

e) Mechanics of Automatic Conversion

i. Delivery of Book-Entry Statement Upon Automatic Conversion. Not later than three (3) Trading Days after the date of the Automatic Conversion, the Corporation shall (A) deliver, or cause to be delivered, to the converting Holder a book-entry statement evidencing the number of Conversion Shares being acquired upon the Automatic Conversion (or, subject to Section 6(c), a stock certificate representing such Conversion Shares upon request of the Holder), which, on or after the earlier of (i) the Effective Date or (ii) the twelve-month anniversary of the Original Issuance Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Securities Purchase Agreement or applicable law) or (B) in the case of an election for DWAC Delivery (which shall be available if, and only if, on the date of the Automatic Conversion neither restrictive legends nor trading restrictions are then required by the Securities Purchase Agreement or applicable law), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system.

ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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iv. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

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d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions

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and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 11099 N. Torrey Pines Road #100, La Jolla, CA 92037 Attention: John Dobak, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such email address, facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Securities

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Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address set forth in this Section, (ii) the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (iii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iv) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

b) Book-Entry; Certificates. The Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Preferred Stock. To the extent that any shares of Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in Court of Chancery of the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Chancery Courts, or such Delaware Chancery Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-1 Convertible Preferred Stock.

j) Redemption. The Preferred Stock is not redeemable.

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Section 9. Fractional Shares. Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this [___] day of March, 2020.

Name: John Dobak	Name: Kevin Sun
Title: President	Title: Secretary

EXHIBIT F

Form of Series B-2 Convertible Preferred Stock Certificate of Designation

[Attached]

DERMTECH, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B-2 CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

The undersigned, John Dobak and Kevin Sun, do hereby certify that:

1. They are the President and Secretary, respectively, of DermTech, Inc., a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, 1,230.77 of which are issued and outstanding.

3. The following resolutions were duly adopted by the board of directors of the Corporation (the “Board of Directors”):

WHEREAS, the certificate of incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, consisting of 5,000,000 shares, $0.0001 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a new series of the preferred stock, which shall consist of up to 525 shares of the preferred stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a new series of preferred stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(d).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(e).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Effective Date” means the date that the Registration Statement filed by the Corporation pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(d).

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“Holder” shall have the meaning given such term in Section 2.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issuance Date” means the date of the “Closing” as defined in the Securities Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Registration Rights Agreement” means that certain Registration Rights Agreement entered into on or about March [__], 2020, by and among the Corporation and the signatories thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement that registers the resale of the Conversion Shares of the Holders, who shall be named as “selling stockholders” therein and meets the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement entered into on or about February 28, 2020, by and among the Corporation and the purchasers thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Share Delivery Date” shall have the meaning set forth in Section 6(d).

“Stated Value” shall have the meaning set forth in Section 2.

“Stockholder Approval” means such approval as is required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity), including Nasdaq Listing Standard Rule 5635(d), from the stockholders of the Corporation with respect to the transactions contemplated by the Transaction Documents, including the approval of the issuance of all of the Conversion Shares in excess of 19.99% of the issued and outstanding Common Stock on the execution date of the Securities Purchase Agreement.

“Subsidiary” means any direct or indirect subsidiary of the Corporation formed or acquired before or after the date of the Securities Purchase Agreement.

“Successor Entity” shall have the meaning set forth in Section 7(d).

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“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, an OTC market place or the OTC Markets (or any successors to any of the foregoing).

“Transaction Documents” means the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent for the Common Stock, and any successor transfer agent of the Corporation.

Section 2. Designation, Amount and Par Value. The series of preferred stock of the Corporation shall be designated as the Series B-2 Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 525 (which shall not be subject to increase without the written consent of the holders (each, a “Holder” and collectively, the “Holders”) of a majority of the then outstanding shares of Preferred Stock). Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value equal to $10,500.00 (the “Stated Value”).

Section 3. Dividends.

Subject to the limitations set forth in Section 7(c), Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of the Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of Preferred Stock; and the Corporation shall pay no dividends (other than dividends in the form of Common Stock) on shares of the Common Stock unless it simultaneously complies with the previous sentence.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by the Delaware General Corporation Law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Preferred Stock, (a) (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (ii) alter or amend this Certificate of Designation, subject to the restriction on amending the Beneficial Ownership Limitation set forth in Section 6(e), or (iii) amend or repeal

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any provision of, or add any provision to, the certificate of incorporation or bylaws of the Corporation, or file any certificate of amendment or certificate of designations of preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the powers, preferences or rights of the Preferred Stock in a manner materially different than the effect of such actions on the Common Stock (regardless, in the case of clause (i), (ii) or (iii), of whether any of the foregoing actions shall be by means of amendment to the certificate of incorporation of the Corporation or by merger, consolidation or otherwise), (b) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock or (c) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), after the satisfaction in full of the debts of the Corporation and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking senior to the Preferred Stock upon liquidation, the Holders of the Preferred Stock shall participate pari passu with the holders of the Common Stock (on an as-if-converted-to-Common-Stock basis without regard to any limitation in Section 6 on the conversion of this Preferred Stock) in the net assets of the Corporation. The Corporation shall mail written notice of any such Liquidation to each Holder.

Section 6. Conversion.

a) Conversions at Option of Holder. The Preferred Stock shall only be convertible on or following the first Trading Day after the Corporation obtains Stockholder Approval. On or following the first Trading Day after the Corporation obtains Stockholder Approval, the Preferred Stock shall be convertible at the option of the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(e)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by electronic mail (with receipt confirmed) or by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. Provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (and subject to Section 6(d)(i)), the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender any

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certificates representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted (a “Full Conversion”), in which case such Holder shall deliver to the Corporation any such certificates representing such shares of Preferred Stock promptly following the Conversion Date at issue. In the event of a Full Conversion, if the converting shares of Preferred Stock are then held in certificated form, the Corporation shall not be obligated to issue certificates evidencing the applicable Conversion Shares unless either (i) the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or the Transfer Agent or (ii) the Holder notifies the Corporation or the Transfer Agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Shares of Preferred Stock converted into Common Stock in accordance with the terms hereof shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-2 Convertible Preferred Stock.

b) Conversion Price. The conversion price for the Preferred Stock shall equal $10.50, subject to adjustment herein (the “Conversion Price”).

c) Conversion and Issuance Limitations. Notwithstanding any other terms set forth herein, until the Corporation has obtained Stockholder Approval, (i) the Preferred Stock shall not be convertible and (ii) the Corporation may not issue any Conversion Shares.

d) Mechanics of Conversion

i. Delivery of Book-Entry Statement Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall (A) deliver, or cause to be delivered, to the converting Holder a book-entry statement evidencing the number of Conversion Shares being acquired upon the conversion of shares of Preferred Stock (or, subject to Section 6(a), a stock certificate representing such Conversion Shares upon request of the Holder), which, on or after the earlier of (i) the Effective Date or (ii) the twelve-month anniversary of the Original Issuance Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Securities Purchase Agreement or applicable law) or (B) in the case of an election for DWAC Delivery (which shall be available if, and only if, on the applicable Conversion Date neither restrictive legends nor trading restrictions are then required by the Securities Purchase Agreement or applicable law), electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such book-entry statement (or stock certificate, if applicable) is not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its electronic receipt of such book-entry statement (or stock certificate, if applicable) for Conversion Shares, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Preferred Stock unsuccessfully tendered for conversion to the Corporation.

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ii. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock and payment of dividends on the Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Securities Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock and payment of dividends hereunder. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement (subject to such Holder’s compliance with its obligations under the Registration Rights Agreement).

iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

e) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made,

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but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(e) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by the applicable Holder. Notwithstanding the foregoing, by written notice to the Corporation, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, the Holder may reset the Beneficial Ownership Limitation percentage to a higher or lower percentage; provided that such notice shall not be required in the event of a Fundamental Transaction (as defined below). Upon such a change by a Holder to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further amended by such Holder without first providing the minimum 61-day notice required by this Section 6(e) (except in the event of a Fundamental Transaction). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements

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necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Preferred Stock. The determination of whether the conversion of shares of Preferred Stock into Common Stock is permitted under this Section 6(e) shall be made by the record holder of such shares of Preferred Stock in such record holder’s sole discretion, and the submission of a Notice of Conversion shall be conclusively deemed to constitute such record holder’s determination that the conversion of the shares of Preferred Stock identified in such Notice of Conversion is permitted under this Section 6(e).

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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c) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”)

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receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6 on the conversion of this Preferred Stock). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

e) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

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Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 11099 N. Torrey Pines Road #100, La Jolla, CA 92037 Attention: John Dobak, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number or address of such Holder appearing on the books of the Corporation, or if no such email address, facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Securities Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address set forth in this Section, (ii) the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (iii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile to the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iv) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

b) Book-Entry; Certificates. The Preferred Stock will be issued in book-entry form; provided that, if a Holder requests that such Holder’s shares of Preferred Stock be issued in certificated form, the Corporation will instead issue a stock certificate to such Holder representing such Holder’s shares of Preferred Stock. To the extent that any shares of Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in Court of Chancery of the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Chancery Courts, or such Delaware Chancery Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

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h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Securities Purchase Agreement. If any shares of Preferred Stock shall be converted or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B-2 Convertible Preferred Stock.

j) Redemption. The Preferred Stock is not redeemable.

Section 9. Fractional Shares. Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations of Series B-2 Convertible Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this [    ] day of March, 2020.

Name: John Dobak Title: President	Name: Kevin Sun Title: Secretary

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B-2 Convertible Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of DermTech, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Securities Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________

Number of shares of Preferred Stock owned prior to Conversion: _______________

Number of shares of Preferred Stock to be Converted: ________________________

Stated Value of shares of Preferred Stock to be Converted: ____________________

Number of shares of Common Stock to be Issued: ___________________________

Applicable Conversion Price: ____________________________________________

Number of shares of Preferred Stock subsequent to Conversion: ________________

Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________

[HOLDER]

By:
Name: Title:

EXHIBIT G

Form of Secretary’s Certificate

[Attached]

DERMTECH, INC.

SECRETARY’S CERTIFICATE

March [    ], 2020

Reference is made to that certain Securities Purchase Agreement, dated as of February 28, 2020 (the “Purchase Agreement”), by and between DermTech, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (the “Purchasers”). This Secretary’s Certificate (this “Certificate”) is being delivered pursuant to Section 2.2(a)(v) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

I, Kevin Sun, Secretary of the Company, do hereby certify, solely in my capacity as Secretary of the Company, that:

1.

Each individual whose name, titles and signature appear below is a duly elected or appointed, qualified and acting representative of the Company holding the title set forth opposite his name below, and that the signature set forth opposite each individual’s name is the genuine signature of that individual; each such individual is authorized to sign on behalf of the Company as of the date of the execution of this Certificate and was so authorized on the date of execution of the Transaction Documents and related documents.

Name	Title	Signature
John Dobak, M.D.	Chief Executive Officer and President

Kevin Sun	Chief Financial Officer, Secretary and Treasurer

2.

Attached hereto as Exhibit A is a true, correct, complete and current copy of the resolutions of the Board of Directors of the Company (the “Board”) or the Pricing Committee of the Board (the “Pricing Committee”), as applicable, approving the transactions contemplated by the Purchase Agreement and the other Transaction Documents and the issuance of the Shares, which resolutions were duly adopted by the Board or the Pricing Committee, as applicable, and none of such resolutions has been amended, modified or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof.

3.

Attached hereto as Exhibit B is a true, correct, complete and current copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, including the Certificates of Designation and the Certificate of Designation of Preferences Rights and Limitations of Series A Convertible Preferred Stock, and the same has not been subsequently amended.

4.	Attached hereto as Exhibit C is a true, correct, complete and current copy of the Bylaws of the Company and the same have not been subsequently amended.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate for and on behalf of DermTech, Inc. as of the date first set forth above.

By:
Name: Kevin Sun
Title: Secretary

Exhibit A

Board Resolutions

[See Attached]

Exhibit B

Certificate of Incorporation

[See Attached]

Exhibit C

Bylaws

[See Attached]

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March [__], 2020, by and among DermTech, Inc., a Delaware corporation (the “Company”), and the several signatories hereto.

This Agreement is made pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 28, 2020 between the Company and each purchaser signatory thereto (each a “Purchaser” and collectively, the “Purchasers”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Holders agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 7(d).

“Affiliate” has the meaning set forth in the Purchase Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” has the meaning set forth in the Purchase Agreement.

“Common Stock” has the meaning set forth in the Purchase Agreement.

“Company” has the meaning set forth in the Preamble.

“Effective Date” means the date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Deadline” means, with respect to the Initial Registration Statement or the New Registration Statement, the 90th calendar day following the Closing Date (or, in the event the Commission reviews and has written comments to the Initial Registration Statement or the New Registration Statement, the 120th calendar day following the Closing Date); provided, however, that if the Company is notified by the Commission that the Initial Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the 5th Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” has the meaning set forth in Section 2(b).

“Event” has the meaning set forth in Section 2(c).

“Event Date” has the meaning set forth in Section 2(c).

“Exchange Act” has the meaning set forth in the Purchase Agreement.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the 60th calendar day following the Closing Date; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next business day on which the Commission is open for business.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to Section 2(a) of this Agreement.

“Liquidated Damages” has the meaning set forth in Section 2(c).

“Losses” has the meaning set forth in Section 5(a).

“New Registration Statement” has the meaning set forth in Section 2(a).

“Person” has the meaning set forth in the Purchase Agreement.

“Principal Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the Closing Date, shall be the Nasdaq Capital Market.

“Proceeding” has the meaning set forth in the Purchase Agreement.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

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“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” has the meaning set forth in the Recitals.

“Registrable Securities” means all of (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that with respect to a particular Holder, such Holder’s Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to an effective Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Holder shall cease to be a Registrable Security); or (B) becoming eligible for resale by the Holder under Rule 144 without the requirement for the Company to be in compliance with the current public information requirement thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent, a copy of which shall be provided to the Holder upon request.

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, the Initial Registration Statement, the New Registration Statement and any Remainder Registration Statements), including (in each case) the amendments and supplements to such Registration Statements, including pre- and post-effective amendments thereto, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statements” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the Commission and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Series B-1 Preferred Stock” means the Series B-1 Convertible Preferred Stock of the Company, par value $0.0001 per share.

“Series B-2 Preferred Stock” means the Series B-2 Convertible Preferred Stock of the Company, par value $0.0001 per share.

“Shares” means the shares of Common Stock issued or issuable to the Purchasers pursuant to the Purchase Agreement, including shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock or Series B-2 Preferred Stock.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Market (other than the OTCMarkets), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTCMarkets), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTCMarkets, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCMarkets on which the Common Stock is listed or quoted for trading on the date in question.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-1 and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a “Plan of Distribution” section substantially in the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission).

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(i) Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement or that any Holder must be named as an underwriter in the Registration Statement, the Company agrees to promptly (x) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission and/or (y) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09, in each case without naming any Holder as an underwriter in the Registration Statement. Each Purchaser shall have the right to review and comment or have their counsel review and comment on any written submission made to the staff of the Commission with respect to any disclosure specifically relating to such Purchaser. No such written submission shall be made to the staff of the Commission containing disclosure relating to such Purchaser to which such Purchaser’s counsel reasonably objects.

(ii) Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 2(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering without naming any Holder as an underwriter (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the Registrable Securities to be registered on such Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the Registrable Securities to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any Registrable Securities to be included by any Affiliate of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all other Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i)(x) or (i)(y) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”). No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(b) The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, no later than the Effectiveness Deadline (including, with respect to the Initial Registration Statement or the New Registration Statement, as applicable, filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement

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will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated), and, subject to Section 2(e), shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the Securities Act for so long as the securities registered for resale thereunder retain their character as “Registrable Securities” (the “Effectiveness Period”). The Company shall promptly notify the Holders via facsimile or electronic mail of the effectiveness of a Registration Statement or any post-effective amendment thereto on or before the 1st Trading Day after the date that the Company telephonically confirms effectiveness with the Commission. The Company shall, by 9:30 a.m. New York City time on the first Trading Day after the Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

(c) If: (i) the Initial Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, or (iii) after its Effective Date and except for the reasons as set forth in Section 3(h), (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for any reason (other than due to a change in the “Plan of Distribution” or the inaccuracy of any information regarding the Holders), in each case, for more than an aggregate of 30 consecutive calendar days or 45 calendar days (which need not be consecutive days) during any 12-month period (other than as a result of a breach of this Agreement by a Holder or a Holder’s failure to return a Selling Stockholder Questionnaire within the time period provided by Section 2(d) hereof) (any such failure or breach in clauses (i) through (iii) above being referred to as an “Event,” and, for purposes of clauses (i) or (ii), the date on which such Event occurs, or for purposes of clause (iii), the date on which such 30 or 45 calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) within five (5) Business Days after an Event Date relating to a failure in clause (i) only, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on such Event Date; and (y) on each 30-day anniversary (or pro rata portion thereof) following any Event Date (including, for the avoidance of doubt, a failure in clause (i), in which case each 30-day anniversary shall be measured commencing on the 31st day following such Event Date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder. The amounts payable pursuant to the foregoing clauses (x) and (y) are referred to collectively as “Liquidated Damages.” The parties agree that (1) notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, 5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement and (2) in no event shall the Company be

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liable in any 30-day period for Liquidated Damages under this Agreement in excess of 1.0% of the aggregate purchase price paid by the Holders pursuant to the Purchase Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Unless otherwise specified in Section 2(c), the Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. Notwithstanding the foregoing, nothing shall preclude any Holder from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 2(c) in accordance with applicable law. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act.

(d) Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire not more than ten (10) Trading Days following the date of this Agreement. At least five (5) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires in connection with the filing from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

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(e) Each Holder acknowledges and agrees that Form S-3 is not initially available for the registration of the resale of Registrable Securities hereunder. The Company (i) shall register the resale of the Registrable Securities on Form S-1 as provided herein, (ii) undertakes to use its commercially reasonable efforts to register the Registrable Securities on Form S-3 after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission and (iii) shall, after such time as the Registerable Securities have been registered on Form S-3, maintain the effectiveness of such Registration Statement on Form S-3 consistent with the provisions of Section 2(b) hereof.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), (i) furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder and the Company shall fairly consider such reasonable changes in any such document as such Holder or counsel to such Holder may request (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct such review. The Company shall not file any Registration Statement or Prospectus or any amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable.

(b) (i) Subject to Section 3(h), prepare and file with the Commission such amendments (including post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible,

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provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities cease to be Registrable Securities or shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that in the event the Company informs the Holders in writing that it does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities, the Company shall deliver to the Holders a copy of the Prospectus in electronic format and each such Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities, and each Holder agrees to dispose of Registrable Securities in compliance with the “Plan of Distribution” described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.

(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, but shall not contain any material, non-public information regarding the Company), as promptly as reasonably practicable via facsimile or electronic mail (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and no later than one (1) Trading Day following the day: (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation

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or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; and provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material, non-public information.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, would subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

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(g) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or book-entry statements shall be free, to the extent permitted by the Purchase Agreement, and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12-month period without incurring liability for Liquidated Damages otherwise required pursuant to Section 2(c). For the avoidance of doubt, the Company’s rights under this Section 3(h) shall include suspensions of availability arising from the filing of a post-effective amendment to a Registration Statement to update the Prospectus therein to include the information contained in the Company’s Annual Report on Form 10-K, which suspensions may extend for the amount of time reasonably required to respond to any comments of the staff of the Commission on such amendment.

(i) The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority, Inc. (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the common stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company; provided, however, if the failure of the Holder to furnish the required information results in the occurrence of an Event under Section 2(c), any Liquidated Damages that are accruing at such time shall be tolled and any such Event that occurs as a result thereof shall be suspended until such time as the Holder furnishes such information.

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(j) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as reasonably requested by any such Holder, and the Company shall pay the filing fee required for the first such filing within five (5) Business Days of the request therefor.

(k) The Company shall use its commercially reasonable efforts to cause all Registrable Securities to be listed on any market included in the definition of Trading Market herein on which equivalent securities issued by the Company are then listed (in the case of shares of Common Stock issuable upon conversion of Series B-1 Preferred Stock or Series B-2 Preferred Stock, at the time of conversion of such shares and to the extent of such conversion).

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) if not previously paid by the Company pursuant to Section 3(j) hereof, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or any legal fees or other costs of the Holders.

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5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder and its Affiliates, directors, officers, stockholders, members, partners, managers, employees, representatives, investment advisers and agents, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the directors, officers, stockholders, members, partners, managers, employees, representatives, investment advisers and agents of each such controlling Person, to the fullest extent permitted by applicable law, from and against, and shall pay and reimburse them for, any and all losses, claims, damages, liabilities, obligations, contingencies, amounts paid in settlement in accordance with Section 5(c), costs and expenses (including, without limitation, all judgments, amounts paid in settlements, court costs, reasonable costs of preparation and investigation and reasonable attorneys’ fees) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or any omission or alleged omission to state a material fact required to be stated in any Registration Statement, Prospectus or amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement; provided, however, that in the case of clause (i) above the Company shall not have such an indemnification obligation to the extent, but only to the extent, that such Losses arise out of or are based upon: (A) any such untrue statements, alleged untrue statements, omissions or alleged omissions that are made solely in reliance upon and in conformity with (x) information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto or (y) information relating to such Holder’s proposed method of distribution of Registrable Securities that was reviewed and approved in writing by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto (it being understood that such Holder has approved Annex A hereto for this purpose); (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice (as contemplated by and defined in Section 7(d) below); or (C) such Holder’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required pursuant to Rule 172 under the Securities Act (or any successor rule), to the Persons asserting an untrue statement, alleged untrue statement, omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. The Company’s indemnification obligation under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 5(c)) and shall survive the transfer of the Registrable Securities by the Holders.

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(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company and its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or amendment or supplement thereto, or that arise out of or are based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading; provided, however, that such Holder shall be so obligated only to the extent that such Losses arise out of or are based upon: (A) any such untrue statements, alleged untrue statements, omissions or alleged omissions that are based upon (x) information regarding such Holder furnished in writing to the Company by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto and such untrue statement or alleged untrue statement or omission or alleged omission had not been corrected in such Prospectus or any amendment or supplement thereto prior to, or concurrently with, the sale of Registrable Securities to such Person asserting the applicable indemnification claim or (y) information relating to such Holder’s proposed method of distribution of Registrable Securities that was reviewed and approved in writing by such Holder expressly for use in such Registration Statement, Prospectus or amendment or supplement thereto (it being understood that such Holder has approved Annex A hereto for this purpose); or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that such Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice (as contemplated by and defined in Section 7(d) below). Each Holder’s indemnification obligation under this Section 5(b) shall be several and not joint. In no event shall the indemnification obligation of any Holder under this Section 5(b) be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a

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conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and such settlement does not include any non-monetary limitation on the actions of any Indemnified Party or any of its affiliates or any admission of fault or liability on behalf of any such Indemnified Party.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 5, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration (it being acknowledged that the Company was formerly a shell company and that Rule 144 is not available for the resale of securities (including the Registrable Securities) initially issued by shell companies or issuers that have been at any time previously a shell company, until, among other requirements, at least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company, which information the Company filed with the Commission on September 5, 2019), the Company agrees, until the Shares are sold by the Purchasers, to use its commercially reasonable efforts to:

(a) make and keep adequate current public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company (unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system), (ii) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act and Rule 144 under the Securities Act and (iii) such other reports, documents or information as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

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7. Miscellaneous.

(a) Remedies. Subject to the limitations set forth elsewhere in this Agreement, in the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Piggyback on Registrations. Certain of the Company’s existing security holders (in addition to the Holders in such capacity pursuant hereto) shall be permitted to include securities of the Company other than the Registrable Securities in the Registration Statements. The Company shall not be permitted to include securities of the Company for its own account in the Registration Statements.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement, and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(vi) (which notice shall not contain any material, non-public information regarding the Company), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) No Inconsistent Agreements. The Company has not entered, as of the date hereof, nor shall the Company, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding no less than a majority of the then outstanding Registrable Securities, provided that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the

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provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding anything to the contrary in this Section 7(f), any amendment of this Agreement or waiver of any provision of this Agreement that affects one Holder (solely in its capacity as such) in a manner that is adverse to such Holder and is materially different from the effect of such amendment or waiver on other Holders (solely in such capacity) shall require the written consent of such Holder.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement provided in each case that (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

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(k) Cumulative Remedies. Except as provided herein, the remedies provided herein are cumulative and not exclusive of any other remedies provided by law. No waiver of any provision of this Agreement or of any breach of this Agreement shall be deemed a waiver of any other provision of this Agreement or of any preceding or succeeding breach of this Agreement. No waiver or extension of time for the performance of any obligation hereunder shall be deemed a waiver or extension of time for the performance of any other obligation hereunder.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may be reasonably required to carry out the transactions contemplated hereby and to evidence the fulfilment of the agreements contained herein.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DERMTECH, INC.

By:
Name: John Dobak, M.D.
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

HOLDER: ________________________________

AUTHORIZED SIGNATORY

By:

Name:

Title:

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock (i) issued to the selling stockholders, (ii) issuable upon conversion of the Series B-1 Convertible Preferred Stock and the Series B-2 Convertible Preferred Stock issued to the selling stockholders and (iii) issuable upon exercise of the warrants issued to the selling stockholders to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock, Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Securities and Exchange Commission.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock, Series B-1 Convertible Preferred Stock or Series B-2 Convertible Preferred Stock or the warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agent participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

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Annex B

DERMTECH, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.0001 per share, of DermTech, Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-1 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type and Number of Registrable Securities beneficially owned:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes    ☐    No    ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes    ☐    No    ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes    ☐    No    ☐

Note:	If yes, provide a narrative explanation below:

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes    ☐    No    ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

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The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including, without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

Exhibit 99.1

DermTech Announces $65 Million Private Placement

LA JOLLA, Calif.—(BUSINESS WIRE)—March 2, 2020— DermTech, Inc. (NASDAQ: DMTK) (“DermTech”), a leader in precision dermatology enabled by a non-invasive skin genomics platform, announced today that it has entered into a definitive securities purchase agreement with certain institutional investors (the “Private Placement”), which is expected to result in gross proceeds to DermTech of approximately $65.0 million, before deducting estimated offering expenses of $5.0 million. DermTech intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, including to support commercialization of its pigmented lesion assay (“PLA”), the first non-invasive gene expression test for the early detection of melanoma, and to accelerate pipeline development.

The Private Placement participants include multiple new institutional investors, comprised of leading healthcare-focused investors and mutual funds, along with strong support from existing stockholders.

The Private Placement will consist of 2,467,724 shares of common stock at a price of $10.50 per share and approximately 3,199 and 524 shares of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, respectively, each at a price of $10,500.00 per share. Each share of Series B-1 Convertible Preferred Stock will automatically convert into 1,000 shares of DermTech common stock upon the approval of the Private Placement by the stockholders of DermTech, which DermTech has agreed to seek at a meeting to be held on or before June 30, 2020 (“Stockholder Approval”). Each share of Series B-2 Convertible Preferred Stock will be convertible into 1,000 shares of DermTech common stock, provided that conversion will be prohibited (i) until Stockholder Approval and (ii) following Stockholder Approval, if, as a result of any such conversion, the holder and its affiliates would own more than 9.99% of the total number of shares of DermTech common stock then outstanding.

The closing of the Private Placement is expected to take place on or about March 4, 2020 and is subject to standard closing conditions. Additional details regarding the Private Placement will be included in a Form 8-K to be filed by DermTech with the Securities and Exchange Commission (the “SEC”).

Cowen served as lead placement agent for the Private Placement, with William Blair acting as joint placement agent. Lake Street acted as co-placement agent.

The securities to be sold in the Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. DermTech has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issued in the Private Placement and the shares of common stock underlying the shares of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock issued in the Private Placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of these securities under the resale registration statement will only be by means of a prospectus.

About DermTech:

DermTech is a leader in a new category of medicine, precision dermatology. DermTech’s mission is to transform the practice of dermatology through more accurate diagnosis and treatment, and the elimination of unnecessary surgery, leading to improved patient care and lower costs. DermTech provides genomic analysis of skin samples collected non-invasively using an adhesive patch rather than a scalpel. DermTech markets and develops products that facilitate the early detection of skin cancers, and is developing products that assess inflammatory diseases and customize drug treatments. For additional information on DermTech, please visit DermTech’s investor relations site at: www.dermtech.com.

Forward Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to: the proceeds, closing and use of proceeds of the Private Placement; the Stockholder Approval and the conversion of the preferred stock issued in the Private Placement; the registration with the SEC for resale of the shares of common stock and shares of common stock underlying the preferred stock issued in the Private Placement; the performance, patient benefits, cost-effectiveness and commercialization of DermTech’s products and the market opportunity therefor; and the rate of development of DermTech’s product pipeline. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by Medicare and private payors; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to grow, manage growth and retain its key employees; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that DermTech may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties included in (x) the “Risk Factors” section of the most recent Quarterly Report on Form 10-Q filed by DermTech with the SEC, and (y) other documents filed or to be filed by DermTech with the SEC. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Press and Media:

Sarah Dion

sdion@dermtech.com

(858) 450-4222

Investors:

Westwicke, an ICR company

Caroline Corner, PhD

caroline.corner@westwicke.com

(415) 202-5678